An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission (the “SEC”). Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the SEC is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

PRELIMINARY OFFERING CIRCULAR, DATED NOVEMBER 9, 2017

Royalty Flow Inc.

$11,000,000 Minimum Offering Amount (1,466,667 Shares of Common Stock)

$50,000,000 Maximum Offering Amount (6,666,666 Shares of Common Stock)

This is the initial public offering of Class A common stock, par value $0.001 per share (which we refer to in this offering circular as the “common stock”), of Royalty Flow Inc., a Delaware corporation (the “Company” or “Royalty Flow”). We are offering for sale a minimum of 1,466,667 shares of our common stock and a maximum of 6,666,666 shares of our common stock (the “Offered Shares”) on a “best efforts” basis. The offering price is $7.50 per share.

Upon achievement of the minimum offering amount and the closing on such amount, the proceeds from the minimum offering amount will be distributed to the Company and the associated Offered Shares will be issued to the investors in such Offered Shares. If the offering does not close, no investor funds will be available to the Company. Folio Investments, Inc. (“Folio”), a FINRA member and SEC-registered broker-dealer, will process investor subscriptions and conduct closings. Folio will also assist with marketing the Offered Shares to its customers, including retail accounts and custody accounts of clients working with third party registered investment advisers.

The minimum purchase requirement per investor is $2,250. We expect to commence the sale of the Offered Shares soon after the date on which the offering statement, of which this offering circular is a part, is qualified by the United States Securities and Exchange Commission (the “SEC”).

Prior to this offering, there has been no public market for our common stock. We have applied to have our common stock listed on the Nasdaq Capital Market under the symbol “RLTY”.

We are an “emerging growth company,” as that term is used in the Jumpstart Our Business Startups Act of 2012, and, as such, we are subject to reduced public company reporting requirements. See “Offering Circular Summary—Implications of Being an Emerging Growth Company.” We have not generated profits and have substantially relied on money obtained from our controlling stockholder, Royalty Exchange, Inc. (“Royalty Exchange”) to conduct our operations.

These securities are highly speculative and involve a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 9 to read about factors you should consider before buying shares of our common stock.

	Per Share	Total Minimum	Total Maximum
Initial public offering price:	$7.50	$11,000,000	$50,000,000
Underwriting Discounts and Commissions:(1)	$0.375	$550,000	2,500,000
Proceeds to the Company, before expenses:	$7.125	$10,450,000	$47,500,000

___________________

(1)

The Offered Shares will be offered on a “best-efforts” basis by our officers and directors, pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 2 offerings and through Folio to its customers, for which certain discounts and commissions are payable. Assumes all sales are through Folio to its customers. Includes maximum commissions and fees payable by us to Folio for use of its online selling platform and related services in connection with this offering. See “Plan of Distribution.”

Generally, unless our common stock is listed on the Nasdaq Capital Market or other national securities exchange in connection with the offering, no sale may be made to you in the offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

The SEC does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the SEC; however, the SEC has not made an independent determination that the securities offered are exempt from registration.

This offering circular follows the disclosure format prescribed by Part I of Form S-1 pursuant to the general instructions of Part II(a)(1)(ii) of Form 1-A.

The date of this offering circular is                 , 2017.

We have not authorized anyone to provide you with any information other than that contained in this offering circular. We do not take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, Offered Shares only in jurisdictions where offers and sales are permitted. The information in this offering circular is complete and accurate only as of date on the cover hereof regardless of the time of delivery of this offering circular or any sale of Offered Shares. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer of these securities in any jurisdiction where the offer thereof is not permitted.

We have not undertaken any efforts to qualify this offering for offers to investors in any jurisdiction outside the United States (“U.S.”). Investors must have a U.S. mailing address (other than a P.O. Box) and a U.S. social security number and/or a U.S. tax identification number to be eligible to participate in this offering.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The offering circular contains forward-looking statements. Forward-looking statements convey our current expectations or forecasts of future events and are not guarantees of future performance. They are based on numerous assumptions that we believe are reasonable, but they are open to a wide range of uncertainties and business risks. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain.

Any statements contained in the offering circular that are not statements of historical fact may be forward-looking statements. When we use the words “intends,” “estimates,” “predicts,” “potential,” “continues,” “anticipates,” “plans,” “expects,” “believes,” “should,” “could,” “may,” “will” or the negative of these terms or other comparable terminology, we are identifying forward-looking statements. Forward-looking statements involve risks and uncertainties, which may cause our actual results, performance or achievements to be materially different from those expressed or implied by forward-looking statements. Key factors that could cause actual results to be different than expected or anticipated include, but are not limited to:

•	our limited operating history and experience in acquiring, holding and managing royalty portfolios;

•	our future capital needs;

•	the health of the music industry as a whole;

•	risks related to the solvency and operations of the Counterparties (as defined herein);

•	risks related to popularity and reputation of the recorded music artists;

•	competitive and contractual risks;

•	risks related to our intellectual property rights;

•	the absence of liquidity of our common stock;

•	the risk of substantial dilution from future issuances of our equity securities; and

•	the other risks set forth herein under the caption “Risk Factors.”

In light of these risks, uncertainties and assumptions, you are cautioned not to place undue reliance on forward-looking statements, which are inherently unreliable and speak only as of the date of the offering circular. When considering forward-looking statements, you should keep in mind the cautionary statements in the offering circular. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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OFFERING CIRCULAR SUMMARY

The following summary highlights certain information about us and this offering contained or incorporated by reference in this offering circular and is qualified in its entirety by the more detailed information and financial statements included elsewhere or incorporated by reference in this offering circular. This summary does not contain all of the information that may be important to you. You should read and carefully consider the following summary together with the entire offering circular, including the documents incorporated by reference herein, before deciding to invest in our common stock. Some of the statements in this offering circular constitute forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.” Our actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those discussed in the “Risk Factors” and other sections of this offering circular and in the information incorporated by reference herein.

About the Company

Royalty Flow Inc. (the “Company,” “we,” “us” or “our”) is engaged in the business of acquiring, holding and managing royalty interests derived from intellectual property created in the media industry (“Royalty Interests”). Royalty Interests are passive (non-operating) interests in media catalogs (collections of work) that provide the right to revenue produced from the catalog. As it relates to music catalogs, this includes revenue generated from streaming, downloads, physical album sales and other forms of usage by movies, television and advertisements.

Music royalties, as an asset class, have the potential to produce attractive characteristics for investors including consistent cash flow for long-term periods (per U.S. copyright laws, music royalties are paid for the life of the author plus 70 years), relative price stability and capital appreciation potential. They also have the potential to produce investor returns with low correlation to traditional investment markets like stocks, bonds and commodities given that royalty cash flows are often more dependent on popularity and sales versus stock market movement or interest rate activity.

Royalty Flow will seek to acquire existing Royalty Interests and will not act as a record label or music publisher. This should help keep management costs low, and additional acquisitions and growth should create economies of scale for investors.

Royalty Flow will seek to grant investors access to media royalty streams via a stock traded on a public exchange. The key element of our business model is the building of a diversified portfolio of high-quality Royalty Interests. We plan to acquire assets with an income focus, and our target is to acquire assets generating uncorrelated income of 8% to 16% internal rate of return, although there can be no guarantee that we will achieve this target. Our acquisition and growth strategy will initially focus on music assets. We will actively analyze and potentially acquire other forms of media-based IP, including but not limited to movies, television and trademarks. Royalty Flow’s acquisition and growth strategy will focus on dividend growth, capital appreciation and cost efficiency, given we are targeting passive interests alongside established operating partners.

Royalty Flow’s board of directors will include two founders of our controlling stockholder, Royalty Exchange, Inc. (“Royalty Exchange”), consisting of Matthew Smith, who is the Chief Executive Officer of Royalty Exchange and our Executive Chairman, and Gary Young, who is the Chief of Staff of Royalty Exchange. Finding, valuing, acquiring and administering media-based intellectual property (“IP”) royalties has been the specialty of Royalty Exchange. Upon the closing of this offering, Royalty Flow and Royalty Exchange will enter into a shared services agreement, but Royalty Exchange will not be entitled to any investment management or performance fees from Royalty Flow. Instead, Royalty Exchange’s primary interest in Royalty Flow will be as a significant stockholder, and Royalty Exchange will continue to own at least 20% of Royalty Flow following the closing of this offering.

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Royalty Flow will offer one of the most direct exposures to a media royalty currently available on a public exchange. We are engaged in a continual review of opportunities to acquire existing royalties. We currently, and generally at any time, have acquisition opportunities in various stages of active review. At this time, we cannot provide assurance that any of the possible transactions under review by us will be concluded successfully.

Acquired Interests

We intend our first acquisition of a Royalty Interest to be an interest in a catalog of work from 1999 through 2013 by Eminem, an iconic hip-hop artist who was the top-selling recording artist of the 2000’s in the U.S. and one of the best-selling music artists of all time. Following are some of his career highlights:

•	Per Nielsen SoundScan, which tabulates the Billboard magazine’s charts, Eminem sold more than 32.2 million albums in the decade of 2000-2010, edging out the Beatles to claim the title of top-selling artist in that decade;
•	Eminem has won 15 Grammy Awards, including six for Best Rap Album, and been nominated 43 times;
•	In 2003, Eminem won the Academy Award for Best Original Song for his single “Lose Yourself”;
•	Rolling Stone ranked him 83rd on its list of 100 Greatest Artists of All Time, calling him the King of Hip Hop;
•	In 2010, VH-1 ranked him 79th on the VH-1 100 Greatest Artists of All-Time;
•	Per Buzzangle Music 2017 U.S. Mid-Year Report, Eminem is the 12th most streamed artist in the world, and, he hasn’t released an album in four years;
•	Ten #1 albums on Billboard Top 200, and five #1 singles on the Billboard Hot 100 in the U.S.;
•	During the 23-year period that Nielsen SoundScan has collected data, Eminem is the sixth best-selling album artist;
•	In 2014, Eminem became the second best-selling male artist in the U.S. of the Nielsen Sound Scan era;
•	Often referred to as the best-selling hip-hop artist of all time, in 2016, Billboard named Eminem’s work from 2000-2013 the #1 highest-selling Rap album series;
•	Eminem has sold over 172 million records worldwide; and
•	Long-term relevance: This catalog has four albums currently charting on the Billboard 200. Eminem’s “Curtain Call” was named the longest-charting hip-hop album of all time.

Following are some financial highlights from Eminem’s royalty catalog that we plan to acquire an interest in:

•

The amount of royalties earned and paid has varied significantly due to, among other things, the timing of new album releases and out-of-period recoveries related to royalty audits and settlements. For example, total royalties earned increased approximately 190% from calendar year 2013 to calendar year 2014 following the release of an album by Eminem in late 2013, and then dropped approximately 66% from calendar year 2014 to calendar year 2015 and grew 43% from calendar year 2015 to calendar year 2016. Total royalties earned from calendar year 2010 to calendar year 2016 decreased by an average of 5% per year.

•

The recurring streaming royalties earned by this catalog grew by approximately 76% for calendar year 2016 over calendar year 2015. Streaming represented 46% of total royalties earned for calendar year 2016.

•	The top 20 revenue-producing songs only represent approximately 27% of the total catalog earnings. Unlike many assets, this catalog doesn’t rely on one massive hit to make money.

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Our controlling stockholder is party to an option agreement to acquire either a 15 percent or 25 percent partial passive royalty interest in the catalog of work by Eminem from 1999 through 2013 (the “Acquired Interests”), which agreement our controlling stockholder intends to assign to us in connection with this offering. The Acquired Interests are derived from Universal Music Group’s future promotion and exploitation of Eminem’s entire catalog of masters and videos from 1999 through 2013, including side projects, compilations, greatest hits, and brief appearances, known as step-outs (collectively, the “Eminem Catalog”). The Universal Music Group (“Universal Music”) is one of the world’s largest music companies and owns and operates a broad array of businesses engaged in recorded music, music publishing, merchandising, and audiovisual content in more than 60 countries.

We will receive royalty payments based on: (i) the number of physical and digital copies sold; (ii) ringtones or other uses, such as downloads of music clips; (iii) the frequency with which the recordings are streamed on services such as Spotify and YouTube; (iv) advertising revenue related to free streaming services; and (v) the number of times songs are synchronized with movies, television shows, advertisements, or video games. These royalties are paid in arrears and accounted for by Universal Music, on a semi-annual basis. From 1999 through calendar year 2016, the Eminem Catalog earned more than $82 million in royalties.

The Acquired Interests are completely segregated and un-affected by any costs, expenses, recoupments, claims, advances, etc. that Eminem may be subject to on a forward going basis. The Acquired Interests do not extend to any monies generated from any live performances, such as concerts, or merchandise sales.

Option Agreement

On April 27, 2017, Royalty Exchange, our controlling stockholder, and F.B.T. Productions LLC (“FBT”) and Em2M LLC (“Em2M” and, together with FBT, the “Counterparties”), entered into an Option Agreement (the “Option Agreement”) granting Royalty Exchange or its assigns the right to purchase either a 15 percent (the “15% Option”) or 25 percent (the “25% Option”) passive interest in the Eminem Catalog (the “Option”). In connection with the execution of the Option Agreement, Royalty Exchange made a payment of $50,000 to FBT and Em2M (the “Holding Fee”). The Option Agreement will be assigned to us by Royalty Exchange in accordance with the Option Agreement prior to the consummation of the offering.

The Option is exercisable in our sole and absolute discretion on or before November 15, 2017. At the time we exercise the Option, we must indicate whether we are exercising (i) the 15% Option for a total purchase price of $9,750,000 or (ii) the 25% Option for a total purchase price of $18,750,000. In either case the purchase price will be reduced by the amount of the Holding Fee. From the date of the Option Agreement, FBT and Em2M have agreed to certain covenants related to the Acquired Interests, including notice and information covenants and a prohibition on actions that may materially affect our rights under the Option or the Acquired Interests.

While the Option Agreement provides that we or another assign of Royalty Exchange have until November 15, 2017 to exercise the Option (unless extended by the Counterparties), the Option Agreement provides that we may raise capital from sources other than a public offering in order to fund the purchase price for the Option before the expiration date. In the event we do raise capital other than in a public offering to fund the purchase price, the Option Agreement provides that we must conduct an initial public offering prior to April 27, 2018. If we fail to conduct an initial public offering by April 27, 2018, we would be required to pay $100,000 to the Counterparties, and the Counterparties would have the option, for the six months following April 27, 2018, to repurchase the Acquired Interests at the purchase price less the Holding Fee. We will extend the offering beyond April 27, 2018 only with the consent of the Counterparties under the Option Agreement. As set forth in the Option Agreement, the requirement to conduct an initial public offering will be satisfied by the (i) sale of the minimum number of shares at the consummation of this offering and (ii) commencement of public trading of the shares on either the OTC markets or an exchange or alternative trading system reasonably acceptable to the Counterparties and, if applicable, the Company having associated with a FINRA-approved market maker, and such market maker has been approved to initiate quotations for a security (the “Public Trading”). We intend to seek such waiver if the offering will not be successfully completed, including the Public Trading, by April 27, 2018.

Payment History

The Eminem Catalog earned more than $82 million in royalties for the Counterparties from 1999 through calendar year 2016. The Acquired Interests will represent an interest in either 15% or 25% of such payments, which are paid in arrears, commencing upon the closing of the Option, from the Eminem Catalog to the Counterparties, including regular royalty payments and payments resulting from audits and litigation settlements.

Historical results are not indicative of future performance. The Company is not entitled to any of the historical payments.

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Assuming the Company exercises the alternative to acquire a 15% ownership interest, the following represents the pro rata share of historical revenue and other recoveries associated with the Eminem Catalog:

Revenue and Recoveries for 15% Ownership Interest
Cash Received During Six Months Ended	Universal Music Group Reporting Period for Six Months Ended	Total
March 31, 2011	June 30, 2010	$511,184
March 31, 2011	December 31, 2010	604,860
September 30, 2011	June 30, 2011	354,091
March 31, 2012	December 31, 2011	235,316
September 30, 2012	June 30, 2012	322,432
September 30, 2013	December 31, 2012	1,945,457
September 30, 2013	June 30, 2013	234,107
March 31, 2014	December 31, 2013	305,100
September 30, 2014	June 30, 2014	1,216,556
March 31, 2015	December 31, 2014	347,614
September 30, 2015	June 30, 2015	287,295
March 31, 2016	December 31, 2015	244,665
September 30, 2016	June 30, 2016	469,418
March 31, 2017	December 31, 2016	291,361
September 30, 2017(1)	June 30, 2017	403,574
__________
(1) Cash was received on October 3, 2017.

Assuming the Company exercises the alternative to acquire a 25% ownership interest, the following represents the pro rata share of historical revenue and other recoveries associated with the Eminem Catalog:

Revenue and Recoveries for 25% Ownership Interest
Cash Received During Six Months Ended	Universal Music Group Reporting Period for Six Months Ended	Total
March 31, 2011	June 30, 2010	$851,973
March 31, 2011	December 31, 2010	1,008,101
September 30, 2011	June 30, 2011	590,151
March 31, 2012	December 31, 2011	392,193
September 30, 2012	June 30, 2012	537,387
September 30, 2013	December 31, 2012	3,242,428
September 30, 2013	June 30, 2013	390,179
March 31, 2014	December 31, 2013	508,501
September 30, 2014	June 30, 2014	2,027,593
March 31, 2015	December 31, 2014	579,357
September 30, 2015	June 30, 2015	478,826
March 31, 2016	December 31, 2015	407,775
September 30, 2016	June 30, 2016	782,364
March 31, 2017	December 31, 2016	485,602
September 30, 2017(1)	June 30, 2017	672,623
__________
(1) Cash was received on October 3, 2017.

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Industry Overview

Music is one of the primary mediums for consumer entertainment in the world. From 1990 to 1999, according to Recording Industry Association of America, the music business in the U.S. grew by more than 7% per year. This growth was driven by demand for music and the shift from vinyl to compact discs. The industry continued to sell millions of albums of new work and boosted revenue by re-issuing classic works in the then new compact disc format.

However, Napster and other forms of digital piracy had a substantial negative impact on the music industry. From 1999 to 2015, the music industry declined substantially until the trend reversed in 2016. For the first time in fifteen years, the music industry grew. And that growth was driven, in large part, by new digital distribution models — including digital streaming.

According to the International Federation of the Phonographic Industry (“IFPI”), in 2016, the global music industry grew by 5.9%. Digital revenue accounted for 50% of the global music revenue and digital revenue grew by 17.7%. Streaming revenue grew 60.4% which made up for the 7.6% decline in physical revenue and 20.5% decline in download revenue.

Music streaming is booming and we believe is leading the way towards an anticipated music industry resurgence. In 2016, streaming generated approximately $3.9 billion according to the Recording Industry Association of America. The industry analysts have projected that streaming revenue will reach upwards of $28 billion by 2030. IFPI reported 112 million paying subscribers to music streaming services at the end of 2016, representing approximately 3% of the four billion smartphones worldwide. Beyond the portable device usage, Amazon, Google and Apple are introducing home-based streaming devices.

Technology is providing data and transparency previously not available in the music business. Collecting, aggregating and analyzing data has become much easier in the digital world. More accurate, transparent data should result in more accurate, transparent royalty reporting and collection. Additionally, advertising supported music revenue is expected to grow along with the digital revenue. The improvement in advertising technology is expected to increase the effectiveness of targeted advertising, increasing demand for advertising space related to free streaming services.

We believe that the music industry is well positioned to grow based on broad consumer adoption of legitimate digital distribution channels.

Our Strategy

The passive royalty interest in the Eminem Catalog is emblematic of our intended approach to acquiring royalty interests: We look for great assets, operated by world-class management teams, referred to as operators, and acquire a passive interest so that we can participate in the royalties generated. To date, Royalty Exchange has entered into one option agreement to acquire Royalty Interests, which it intends to assign to us.

The key elements of our business model and growth strategy are as follows:

•	Focus on non-operating royalty interests in high quality intellectual property. We have established our business model based on the premise that acquiring non-operating, passive royalty interests in great intellectual property assets can produce better returns than engaging in the activities of a record label or music publisher. Our acquisition and growth strategy will initially focus on music assets. We will actively analyze and potentially acquire other forms of media-based IP, including but not limited to movies, television and trademarks.
•	Acquisition of passive interests in assets that have a track record of earning royalties. Instead of pursuing speculative deals with unproven creatives, we will seek to acquire royalty interests that have a history of earnings and the potential to earn for a long time.

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•	Partner with world-class management teams. We will seek to acquire passive interests where there is an operator that has a proven track record of promoting, enforcing, and collecting royalty income.
•	Flexible Acquisition and Financing Approaches. Because we only pursue passive interests in royalty-producing intellectual property, we intend to offer flexible financing terms that work for the catalog owners we will partner with. Traditionally, catalog acquisitions have been “all or nothing” deals. We intend to provide financing to owners of assets that does not require them to sell their entire interest. As we’ve seen with the Acquired Interests, this flexibility will allow us to attract excellent operating partners with great assets.
•	Royalty Interest Evaluation Criteria. We use a series of quantitative, qualitative, financial, and legal criteria by which we evaluate the potential acquisition of royalty interests. We plan to acquire assets with an income focus, and our target is to acquire assets generating uncorrelated income of 8% to 16% internal rate of return, although there can be no guarantee that we will achieve this target. Among the factors considered are: (1) the asset’s track record of royalty earnings; (2) the type of intellectual property that generates royalties; (3) the experience and skill of the active management team of the asset; (4) our assessment of the longevity and staying power of the underlying intellectual property; and (5) the potential for revenue growth and capital appreciation.

Royalty Exchange, our controlling stockholder, creates financing opportunities for artists, songwriters and rightsholders. The executive team has provided financing options for more than 180 music catalogs. This experience gives the executive team broad and deep experience conducting due diligence and valuing and analyzing music catalog assets.

Royalty Flow will use Regulation A+ of the JOBS Act to raise capital to acquire its initial Royalty Interest or Interests. Our goal is to bring Royalty Flow to the Nasdaq Capital Market, but it may be necessary to have our common stock quoted on the OTC markets initially and then up-list to Nasdaq. Investors will be able to buy and sell shares in a brokerage account. We believe that our dividend-based model will support liquidity no matter what exchange we’re traded on. Dividend distribution is a key part of our strategy. Royalty Flow intends to return cash to stockholders through a dividend. We intend to pay our first dividend next year and aim to grow this dividend each year as we acquire income-producing royalty assets.

Royalty interests are an example of alternative assets available for investment. Alternative investments can be an important part of a broader portfolio. Generally, royalty interests offer low correlation to traditional investments like stocks and bonds. Music consumption doesn’t have a history of changing when interest rates go up or when stock market sentiment turns bearish. They often have the potential to generate income as well. The owners of royalty rights are paid based on streams, downloads, physical album sales, and other usage. In essence, consumption of music drives royalty payments.

Risks Associated with Our Business

Our ability to implement our business strategy is subject to numerous risks and uncertainties. You should carefully consider all of the information set forth in this offering circular, including information incorporated by reference in this offering circular. See “Risk Factors.”

Conflicts of Interest

Following the offering, Royalty Exchange, our controlling stockholder, will own capital stock representing a majority of our voting power, and the actions that Royalty Exchange undertakes as our controlling stockholder may differ from or adversely affect the interests of the holders of our common stock. Because Royalty Exchange controls a majority of our voting power, it has the power, among other things, to affect our legal and capital structure and our day-to-day operations, as well as to elect our directors, to change our management and to approve any other changes to our operations. Royalty Exchange also has the power to direct us to engage in strategic transactions, with or involving other companies in our industry, including acquisitions, combinations or dispositions, and the acquisition of certain assets that may become available for purchase, and any such transaction could be material. Additionally, Royalty Exchange is in the business of facilitating sales of Royalty Interests and may compete, directly or indirectly, with us. Royalty Exchange may also pursue acquisition opportunities that may be complementary to our business, which could have the effect of making such acquisition opportunities unavailable to us.

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Corporate History

We were incorporated on May 22, 2017 under the laws of the State of Delaware. We are controlled by, and will continue to be controlled following this offering by, Royalty Exchange.

We are located at 1444 Wazee Street, Suite 350, Denver, CO 80202. Our main phone number is 800-718-2891. Our website is www.royaltyflow.com. Our fiscal year ends on September 30.

Implications of Being an Emerging Growth Company

As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012 (the “JOBS Act”). An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•	a requirement to have only two years of audited financial statements and only two years of related Management’s Discussion & Analysis of Financial Condition and Results of Operations;
•	an exemption from the auditor attestation requirement on the effectiveness of our internal control over financial reporting;
•	an extended transition period for complying with new or revised accounting standards;
•	reduced disclosure about the company’s executive compensation arrangements; and
•	no non-binding advisory votes on executive compensation or golden parachute arrangements.

We may take advantage of these provisions until the end of the fiscal year in which the fifth anniversary of this offering occurs, or such earlier time when we no longer qualify as an emerging growth company. We would cease to be an emerging growth company on the earlier of (1) the last day of the fiscal year (a) in which we have more than $1,070,000,000 in annual revenue or (b) in which we have more than $700,000,000 in market value of our capital stock held by non-affiliates, or (2) the date on which we issue more than $1.0 billion of non-convertible debt over a three-year period. We may choose to take advantage of some but not all of these reduced burdens. We have irrevocably taken advantage of other reduced reporting requirements in this offering circular, and we may choose to do so in future filings. To the extent we do, the information that we provide stockholders may be different than you might get from other public companies in which you hold equity interests.

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The Offering

Issuer	Royalty Flow Inc.

Securities offered	A minimum of 1,466,667 and a maximum of 6,666,666 shares of our Class A common stock, par value $0.001 (“common stock”) at an offering price of $7.50 per share (the “Offered Shares”).

Number of shares outstanding before the offering	No shares of our Class A common stock 1,666,667 shares of our Class B common stock (1)

Number of shares to be outstanding after the offering

A minimum 1,616,667 and a maximum of 6,816,666 shares of our Class A common stock (in each case including 150,000 shares of our Class A common stock to be issued to management upon the closing of the offering)

1,666,667 shares of our Class B common stock (1)

Price per share	$7.50

Minimum offering amount	1,466,667 shares at $7.50 per share, or $11,000,000

Maximum offering amount	6,666,666 shares at $7.50 per share, or $50,000,000

Offering type	The offering is being conducted on a best-efforts, “minimum/maximum” basis. Until we sell at least $11,000,000 of shares, no investor funds will be available to the Company.

Voting rights

Each share of our Class A common stock has one vote per share. Each share of our Class B common stock, all of which are owned by Royalty Exchange, has ten votes per share. Following this offering, Royalty Exchange will control approximately 91.2% of the voting power of our outstanding capital stock following the offering, assuming the minimum number of shares are sold, or approximately 71.0% of the voting power assuming the maximum number of shares are sold.

Dividend Policy

We intend to pay a growing and sustainable cash dividend derived from available cash received from the Acquired Interests to the extent permitted by the Delaware General Corporation Law, provided that such dividend is not expected to have a material impact on our liquidity or capital resources and is otherwise approved by our board of directors. Please see “Dividend Policy.”

Proposed listing and symbol

We have applied to list our common stock on the Nasdaq Capital Market under the symbol “RLTY.”

Our common stock will not commence trading on the Nasdaq Capital Market until all of the following conditions are met: (i) the offering is completed; and (ii) we have filed a post-qualification amendment to the offering statement of which this offering circular forms a part and a registration statement on Form 8-A (“Form 8-A”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such post-qualification amendment is qualified by the SEC and the Form 8-A has become effective. Pursuant to applicable rules under Regulation A, the Form 8-A will not become effective until the SEC qualifies the post-qualification amendment. We intend to file the post-qualification amendment and request its qualification immediately prior to the termination of the offering in order that the Form 8-A may become effective as soon as practicable. Even if we meet the minimum requirements for listing on the Nasdaq Capital Market, we may wait before terminating the offering and commencing the trading of our common stock on the Nasdaq Capital Market in order to raise additional proceeds. As a result, you may experience a delay between the closing of your purchase of shares of our common stock and the commencement of exchange trading of our common stock on the Nasdaq Capital Market.

If we fail to meet the minimum requirements for listing on the Nasdaq Capital Market, we will seek quotation of our common stock on an over-the-counter market operated by OTC Markets Group Inc. and would anticipate quotation on an OTC market to begin following the termination of this offering.

Use of proceeds

We estimate that the net proceeds to us from the offering will be approximately $10,568,000 if only the minimum number of shares are sold and approximately $49,100,000 if the maximum number of shares are sold, in each case after deducting estimated offering expenses payable by us.

We intend to use $9,750,000 of the net proceeds to exercise the 15% Option if net proceeds from the offering are less than $25,000,000. If net proceeds from the offering are $25,000,000 or more, we intend instead to use $18,750,000 of the net proceeds to exercise the 25% Option. We may also use proceeds to repay alternative debt financings used to exercise either option. We intend to use any remaining net proceeds from this offering for general corporate purposes, which may include working capital, general and administrative matters, and the acquisition of additional Royalty Interests. See “Use of Proceeds.”

U.S. federal income tax considerations	For material U.S. federal income tax consequences of the acquisition, ownership, and disposition of our common stock, please see “Material U.S. Federal Income Tax Considerations” herein.

Risk factors	You should read “Risk Factors” for a discussion of factors you should carefully consider before deciding to invest in our common stock.

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(1)

Reflects the amendment and restatement of our certificate of incorporation and a forward stock split in which we will issue an additional 1,666,567 shares of our Class B common stock to Royalty Exchange before the consummation of the offering.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties described below, together with all of the other information in this offering circular, including the financial statements and the related notes included elsewhere in this offering circular, before deciding whether to invest in our securities. The risks and uncertainties described in this offering circular are not the only ones we face. Additional risks and uncertainties that we are unaware of or that we believe are not material at this time could also materially adversely affect our business, financial condition or results of operations. See also the information contained under the heading “Cautionary Note Regarding Forward-Looking Statements.” If any of the events discussed in the risk factors below or elsewhere in this offering circular occur, it could have a material and adverse impact on our business, results of operations, financial condition and cash flows. If that were to happen, the trading price of the Offered Shares could decline, and you could lose all or part of your investment.

Risks Relating to Our Limited Operating History, Financial Position and Capital Needs

We have a very limited operating history, which may make it difficult for investors to evaluate the success of our business to date and to assess our future viability. Our business model also requires us to make substantial upfront payments to our contract parties in exchange for rights to future payments.

Our operations to date have been limited to organizing and staffing our Company and engaging in the registration process for the offering of the Offered Shares.

Royalty Exchange, our controlling stockholder, intends to assign the Option Agreement to the Company. We intend to enter into additional contracts in the future with other contract parties to purchase other Royalty Interests associated with other music intellectual property and are actively pursuing these contracts, but we have no current commitments to enter into another contract to purchase Royalty Interests. We expect that any contract for the purchase of Royalty Interests that we enter into will require us to make upfront payments in return for the right to future payments based on royalties paid. We will be at risk if for any reason we do not receive those future payments, or if they are less than we would need to be profitable or to offset our expenses. We have no history to demonstrate, and we can make no assurances, that our business model will be successful, or whether any of the Acquired Interests or future Royalty Interests will be profitable. Consequently, it will be difficult for anyone to predict our future success, performance or viability, and more difficult than it would be if we had a longer operating history and/or successful Royalty Interests to judge the viability of our business model. Any such predictions may not be accurate or reliable.

We may not receive the cash amounts that we expect, or any at all, from the Acquired Interests or from any future Royalty Interests and we may never generate sufficient income to become profitable.

Our ability to generate income from the Acquired Interests and future Royalty Interests and become profitable will depend, among other things, upon our ability to successfully evaluate, target and access Royalty Interests that have the potential to generate significant royalty payments, acquire an interest in the Royalty Interest for an appropriate purchase price, and enforce the contracts for Royalty Interests and collect our payments with respect to these Royalty Interests and Acquired Interests. Even if we are able to successfully do these and other things that are within our control, there are numerous other factors, some of which are not within our control, that could impact our ability to generate income or cash flows or be profitable, including those discussed in these risk factors.

In addition, there are numerous risks and uncertainties associated with the Royalty Interests in which we invest, including that the success of the Acquired Interests and future Royalty Interests will depend upon the contributions, success and longevity of a recording artist. We are unable to predict the timing or amount of future cash receipts, or when or whether we will be able to achieve or maintain profitability. Even if we are able to acquire and manage the Acquired Interests and Royalty Interests as described above, we anticipate incurring significant costs associated with our efforts to achieve or maintain profitability. Further, we may not receive the cash amounts that we expect, or any at all, from any of our Acquired Interests or future Royalty Interests.

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Our business strategy depends in large part on our ability to build a robust platform of Royalty Interests by entering into additional contracts to purchase Royalty Interests. We may not be able to enter into additional contracts in the future, or enter into the number of additional contracts that we anticipate would be necessary to support our business model.

Our strategy of acquiring, holding and managing royalty interests depends in large part on our ability to build a robust platform of royalty interests and benefit from economies of scale. Accordingly, we are actively pursuing additional contracts to purchase Royalty Interests that we intend to enter into in the future. However, we have no current commitments to enter into another contract to purchase Royalty Interests.

We do not know if future potential contract parties will agree to enter into additional contracts to sell Royalty Interests and we may not be able to attract sufficient additional contracts. For example, future potential contract parties may not view the contract to sell Royalty Interests as an attractive value proposition to them due to any number of factors, including differing expectations of an appropriate purchase price, which may be based on any number of factors, such as:

•	we and future potential contract parties may not agree on the assumptions and estimates used to determine the estimated future earnings of potential Royalty Interests;

•	potential contract parties may not want to incur legal, tax and other burdens associated with entering into a contract, including, for example, ongoing information and disclosure requirements;

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the potential impact of possible disclosure of the terms of material contracts, and the impact that these disclosure obligations may have on the ability of a contract party to enter into additional deals;

•	any negative perception by the media, fans or others of our business model;

•	any negative perception by the media, fans or others of any of our current contract parties or other future contract parties, as a result of their decision to sell Royalty Interests to us, or otherwise; and

•	the performance of our Acquired Interests or other contracts to purchase future Royalty Interests that we may enter into in the future, and/or the performance of the Offered Shares, which may be worse than anticipated.

As a result, we may be forced to revise our business model to attract additional Royalty Interests. Even if potential contract parties are willing to agree to enter into additional contracts to purchase Royalty Interests with us, the record companies or others may take actions that could restrict our ability or make it more costly for us to enter into future contracts for Royalty Interests. And even if we are successful in entering into additional contracts with additional contract parties, we may not be successful in conducting offerings to finance the purchase price under these contracts.

We will need to obtain additional funding to acquire additional Royalty Interests. If we fail to obtain the necessary financing, or fail to become profitable or are unable to sustain profitability on a continuing basis, then we will need to significantly delay, scale back or discontinue the anticipated levels of our acquisitions of Royalty Interests and operations.

We are offering the Offered Shares in order to acquire the Acquired Interests under the Option Agreement, and any contracts that we enter into in the future with other contract parties will likely also require us to make substantial upfront payments to purchase Royalty Interests. We do not, and we do not expect to have, the necessary funds that we would need to make any of these upfront payments under future contracts in the foreseeable future. Therefore, we expect that our future contracts for the foreseeable future will be contingent upon obtaining financing to fund the acquisition of the Royalty Interests, and we intend to finance these acquisitions through the issuance of additional common stock or some other method of financing. Such financing may be expensive and time consuming to obtain, and we may not have investor interest that would enable us to obtain such financing.

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In addition, our operations (excluding upfront payments under future contracts to purchase Royalty Interests), consisting primarily of the costs of this offering, have consumed substantial amounts of cash since inception, and we expect that our operations will continue to consume substantial amounts of cash as we aggressively seek Royalty Interests and maintain our internal marketing, compliance and other administrative functions. To date, these operations have been financed by contributions from Royalty Exchange. We are dependent on the continued support of Royalty Exchange; at this time Royalty Exchange intends to continue to fund operations for at least the next 12 months. Royalty Exchange has no obligation to continue to finance our operations. Although we believe future funding from Royalty Exchange will be sufficient to fund our projected operating expenses for the next 12 months, as noted above, we will require additional capital to finance the acquisition of future Royalty Interests, and we may also need to raise additional funds sooner if our operating and other expenses are higher than we expect or our cash received from the Acquired Interests is lower than we expect.

Our future funding requirements, both near and long‑term, will depend on many factors, including, but not limited to:

•	the rate at which we begin to realize income under the Acquired Interest, as well as under any additional Royalty Interests that we may acquire in the future;

•	the cost of our efforts to evaluate, target and access the Royalty Interests that meet our criteria, as well as the cost and expense of negotiating any new contracts to purchase Royalty Interests;

•	our ability to enter into additional contracts to purchase Royalty Interests, and if so the amount of the upfront purchase price that we would have to pay to acquire rights under any such contracts;

•	the number and characteristics of any new contracts to purchase Royalty Interests that we may enter into;

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the cost and expenses of any equity or debt financings that would be necessary to pay the purchase price under any additional contracts to purchase Royalty Interests, and any regulatory or other delays in any of these offering processes;

•	the effect of competing technological and market developments; and

•	the cost of establishing and building our sales, marketing and compliance capabilities.

If we are unable to raise additional capital in sufficient amounts or on terms acceptable to us, we may not be able to continue to acquire additional future Royalty Interests and we may have to significantly delay, scale back or discontinue our operations. If we raise additional funds through the issuance of additional equity or debt securities, it could result in dilution to our existing stockholders or fixed payment obligations that could reduce our ability to pay dividends or otherwise fund our other operations. Furthermore, these securities may have rights senior to our common stock and could contain covenants that would restrict our operations and potentially impair our competitiveness, such as limitations on our ability to incur additional debt, limitations on our ability to acquire, sell or license Royalty Interests without consent and other operating restrictions that could adversely impact our ability to conduct our business. Any of these events could significantly harm our business, financial condition and prospects. In addition, if a lack of available capital means that we are unable to expand our operations or otherwise capitalize on our business opportunities, our business, financial condition and results of operations could be materially adversely affected.

Risks Relating to Our Business

The Company will initially have only a single asset.

The Company has no history of operations and will initially be reliant on a single asset for all its revenues, namely, partial passive royalty interest in the catalog of work by Eminem from 1999 through 2013. The Company will be exposed to greater risk due to the lack of diversification until it acquires additional Royalty Interests, which may not occur in the near term, if ever.

The Company has not yet exercised the Option or closed on the Acquired Interest.

The Company does not currently own the Acquired Interest and will not own the Acquired Interest until after the closing of this offering. The Option Agreement provides that, upon exercise of the 15% Option or the 25% Option, the Company will provide a purchase agreement to the Counterparties under the Option Agreement, and that their consent to such agreement shall not be unreasonably withheld or delayed. The negotiation of final documentation carries risks. There is no guarantee that an agreement with the Counterparties will be reached in a timely manner or at all, or that the agreement will be on terms that are advantageous to the Company.

If we do not close on the Acquired Interest, we will have no revenues or assets.

While we expect to exercise the Option and acquire the Acquired Interest upon completion of the offering, it is possible that the offering may be completed and we may fail to exercise the Option and/or to acquire the Acquired Interest. In such case, we would be without revenue or assets, and we would incur a net operating loss until we identify alternative royalty interests to the Acquired Interest, and there can be no assurance that we can identify such opportunities on agreeable terms, or at all.

We are an early stage company and have not yet generated any revenue

We have had no net income, a short operating history, and no revenue generated since our inception. There is no assurance that we will ever be profitable or generate sufficient revenue to pay dividends to the holders of our common stock. Even if this offering is successful, we will need to raise significant additional capital to purchase additional Royalty Interests. If planned operating levels are changed, higher operating costs are encountered, lower royalty revenue is received, more time is needed to implement the plan, or less funding is received from any potential, yet-identified potential funding sources, more funds than currently anticipated may be required. If additional capital is not available as and when required or is not available on acceptable terms, if at all, we may be forced to modify or abandon our business plan.

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Our principal source of cash flows for the foreseeable future will be derived from the Acquired Interests.

After the offering, our principal source of cash flows will be derived from the Acquired Interests for the foreseeable future. There are a number of risks relating to the Acquired Interests, which are discussed elsewhere in this offering circular. If any of these risks occur it could have a material and adverse impact on our business, financial condition and results of operations.

We have limited experience acquiring, holding and managing Acquired Interests and we have very limited historical performance data about Royalty Interests.

Royalty Exchange entered into the Option Agreement in April 2017. Due to our limited experience with Royalty Interests, we have limited historical performance data regarding the likelihood of long‑term performance of the Acquired Interests or other Royalty Interests. As a result, the Royalty Interests that we acquire may generate lower royalty revenue than we anticipate. We may therefore pay a purchase price for Royalty Interests that is too high. As we gain more experience with Royalty Interests, we may change how we estimate the value of future Royalty Interests, and investors who invest early may not benefit from the experience that we gain from acquiring early Royalty Interests.

Cash received from Royalty Interests will depend upon the continued popularity of the related recording artist, and we do not have any rights to require the recording artist to take any actions to attract or maintain or otherwise generate royalty payments.

Some or all of the payments that the Acquired Interests and future Royalty Interests will generate is contingent on continued popularity of the related recording artist and is not guaranteed. Neither the recording artist nor any other counterparty has any obligation to take any actions to produce new music or to continue to promote such recording artist’s portfolio underlying any Royalty Interests. In addition, even if the recording artist continues to produce new music and promote his or her portfolio, there is no guarantee that such activities will increase the value of the Royalty Interests. We cannot ensure that any of the recording artists associated with the Acquired Interests or other Royalty Interests we acquire in the future will continue to be popular.

The valuation of the Acquired Interests and expected royalty payments requires us to make material assumptions that may ultimately prove to be incorrect. In such an event, we could suffer significant losses that could materially and adversely affect our results of operations.

Our principal assets are expected initially to consist of the Acquired Interests. Those assets are considered “Level 3” assets under Accounting Standards Codification (“ASC”) 820, Fair Value Measurements and Disclosures, as there is currently no active market where we are able to observe quoted prices for identical assets. As a result, our valuation of those assets incorporates significant inputs that are not observable. Fair value of future expected payments is determined by measuring expected returns on the Royalty Interests and anticipated length of the popularity of the relevant artist based on comparable individuals in the same industry. However, valuation of the expected royalty payments is highly speculative due to the heavily subjective nature of identifying comparable recording artists and is inherently difficult due to the uniqueness of each recording artist and the limited number of available comparable recording artists.

The fair value measurement of Level 3 assets is inherently uncertain and creates additional volatility in our financial statements that are not necessarily related to the performance of the underlying assets. To determine the amount of our purchase price and the fair values of the Acquired Interests with the Counterparties, we applied discount rates subjectively determined in our analysis based on assumptions that have not been reviewed by any independent financial advisor. If we determine in the future that the discount rates we used were too low, then our estimate of the fair value of the Acquired Interests may be too high. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for a further discussion of fair value measurements.

An economic downturn and adverse economic conditions may harm the potential royalty payments under the Acquired Interests.

Economic downturns and adverse economic conditions may negatively affect the payments from the Acquired Interests and future Royalty Interests. For example, an economic downturn could result in a decrease of disposable income that consumers have available to purchase music or to pay for music streaming services. In addition, an economic downturn could decrease potential royalty payments from third parties that use the underlying music portfolios in other creative endeavors, such as movies and advertising.

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Changes in government policy, legislation or regulatory or judicial interpretations could hinder or prevent us from conducting our business operations, including by hindering or preventing our ability to enforce the Acquired Interests or conduct offerings of securities.

Changes in government policy, legislation or regulatory or judicial interpretations could hinder or prevent us from conducting our business operations, including by hindering or preventing us from enforcing the Acquired Interests or conducting offerings of securities. The Acquired Interests are intended to be effective in perpetuity and may be terminated only as specified in the underlying agreement. In some jurisdictions, perpetual contracts have been found to be against public policy and therefore terminable in some circumstances. Our contracts to purchase the Acquired Interests are governed by Michigan law, and Michigan legal decisions do not disfavor express contractual terms for indefinite duration. However, we can provide no assurances that a Michigan court may not rule differently in the future, that a court of another jurisdiction might attempt to apply a different choice of law to our Acquired Interests or future Royalty Interests, or that a court may determine that the contractual terms for indefinite duration are not sufficiently clear or tailored to the business realities of the Acquired Interests or future Royalty Interests. If this occurs then we may become involved in expensive and time-consuming litigation, or may be unable in certain cases to enforce the Acquired Interests or future Royalty Interests. Any other changes in or interpretations of current laws and regulations could also require us to increase our compliance expenditures, inhibit our ability to purchase new Royalty Interests or cause us to significantly alter or to discontinue offerings of our common stock. Altering the terms of Royalty Interests to comply with changes in or interpretations of applicable laws and regulations could require significant legal expenditures, increase the cost of acquiring, holding and managing Royalty Interests or make offerings of our common stock less attractive to investors. In addition, our failure to comply with applicable laws and regulations could lead to significant penalties, fines or other sanctions. If we are unable to effectively respond to any such changes or comply with existing and future laws and regulations, our competitive position, results of operations, financial condition and cash flows could be materially adversely impacted.

We are dependent on our management team, and the loss of any key member of this team may prevent us from implementing our business plan in a timely manner, or at all.

Our success depends largely upon the continued services of our executive officers and other key personnel, particularly Jeff Schneider, Matthew Smith and Gary Young. Our executive officers or key employees could terminate their employment with Royalty Exchange or us at any time without penalty. In addition, we do not maintain key person life insurance policies on any of our employees. The loss of one or more of these executive officers or key employees could seriously harm our business and may prevent us from implementing our business plan in a timely manner, or at all.

It is difficult to estimate with precision the projected future royalty payments under any Royalty Interests because such estimation is necessarily based on future events that may or may not occur and that could change based on a number of factors that are hard to control. As a result, it is difficult to predict an accurate return on investment or rate of return for an investment in our common stock.

Because the length of a recording artist’s popularity is uncertain, we must estimate the popularity of a recording artist in the future. Due to the inherent uncertainty in predicting the future, it is difficult to estimate with precision the projected future royalty payments associated with the Acquired Interests or any future Royalty Interests. These estimations are based on future events that may or may not occur, such as the continued growth of streaming revenue. Additionally, future events change based on a number of factors that are difficult or impossible to control. As a result, it is difficult to predict an accurate return on investment or rate of return of an investment in any Royalty Interest, and our competitive position, results of operations, financial condition and cash flows could be materially adversely impacted if we receive less revenue from Royalty Interests than estimated.

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Our business may be adversely affected by competitive market conditions and we may not be able to execute our business strategy.

We expect to increase revenue and cash flow over time through a business strategy which requires us, among other things, to purchase additional Royalty Interests. We face competition in the acquisition of Royalty Interests from royalty holders and may not be successful in acquiring Royalty Interests. Even if we are successful in acquiring additional Royalty Interests, competition may compel us to purchase such Royalty Interests at prices that are higher than would otherwise be the case.

Expanding on our portfolio of Royalty Interests will require sustained management focus, organization and coordination over significant periods of time. This will also require success in building relationships with third parties and in anticipating and keeping up with technological developments and consumer preferences. The results of our strategy and the success of our implementation of this strategy will not be known for some time in the future. If we are unable to implement our strategy successfully or properly react to changes in market conditions, our financial condition, results of operations and cash flows could be adversely affected.

Future acquisitions of Royalty Interests, if any, may be sporadic and require considerable time and expense.

The identification, negotiation and closing of the acquisition of future Royalty Interests will require significant time and effort, and future acquisitions, if any, may be sporadic. As a result, the anticipated benefit to our business and revenue from additional Royalty Interests may be slow to be realized, if ever. We may also incur significant expense pursuing opportunities that never result in the acquisition of additional Royalty Interests, and our financial condition, results of operations and cash flows could be adversely affected. There can be no assurance that we will be successful in acquiring additional Royalty Interests.

Payments under Royalty Interests may be reduced if the recorded music industry fails to grow or streaming revenue fails to grow at a sufficient rate to offset download and physical sales declines.

In the last several years, recorded music sales have been mainly flat with some slight growth following a long period of decline. Legal digital music has rapidly grown since 2003, and revenue from music downloads and streaming services has emerged, with streaming revenue in particular growing into an increasingly important portion of overall revenue in the recorded music business. According to the International Federation of the Phonographic Industry (“IFPI”), digital downloads accounted for 45% of global digital recorded music revenue in 2015. Streaming revenue, which includes revenue from ad-supported and subscription services, accounted for 43% of digital revenue in 2015, up 10 percentage points year-over-year. Although revenue from digital downloads fell by 10.5% in 2015, the decline was offset by an increase in streaming revenue, helping digital revenue grow by 10.2%.

Streaming models comprise a range of margins. These trends are expected to continue to impact the industry for the foreseeable future. There can be no assurance that this growth pattern will persist or that digital revenue will grow at a rate sufficient to offset declines in physical sales, or that changes in streaming models will not negatively impact payments under Royalty Interests. A declining recorded music industry is likely to lead to reduced levels of revenue and operating income generated by the recorded music business. There are also a variety of factors that could cause the prices in the recorded music industry to be reduced. They are, among others, price competition from the sale of motion pictures and videogames in physical and digital formats, the negotiating leverage of mass merchandisers, big-box retailers and distributors of digital music, the increased costs of doing business with mass merchandisers and big-box retailers as a result of complying with operating procedures that are unique to their needs and any associated changes.

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Changes in technology may affect our ability to receive payments from Royalty Interests.

The recorded music business is dependent in part on technological developments, including access to and selection and viability of new technologies, and is subject to potential pressure from competitors as a result of their technological developments. For example, the recorded music business may be further adversely affected by technological developments that facilitate the piracy of music, such as Internet peer-to-peer filesharing activity, by an inability to enforce intellectual property rights in digital environments, and by a failure to develop successful business models applicable to a digital environment. The recorded music business also faces competition from other forms of entertainment and leisure activities, such as cable and satellite television, motion pictures, and videogames, whether in physical or digital formats. The new digital business, including the impact of ad-supported music services, some of which may be able to avail themselves of “safe harbor” defenses against copyright infringement actions under copyright laws, may also limit the recorded music industry’s ability to receive payments from Royalty Interests. Due to such “safe harbor” defenses, revenue from ad-supported music services may not fully reflect increases in consumption of recorded music. In addition, the recorded music industry is currently dependent on a small number of leading digital music services, which allows such services to significantly influence the prices that can be charged in connection with the distribution of digital music. It is possible that the share of music sales by a small number of leading mass-market retailers, as well as online retailers and digital music services, will continue to grow, which could further increase their negotiating leverage and put pressure on prices, ultimately decreasing the payments we receive from Royalty Interests.

Digital piracy may lead to decreased sales in the recorded music industry and affect our ability to receive payments from Royalty Interests.

The combined effect of the decreasing cost of electronic and computer equipment and related technology such as the conversion of music into digital formats have made it easier for consumers to obtain and create unauthorized copies of music recordings in the form of, for example, MP3 files. For example, estimates are that 20% of fixed-line internet users worldwide regularly access services offering copyright infringing music through platforms such as Tumblr, Twitter and Bit Torrent according to IFPI’s 2015 Digital Music Report. In 2014, the estimated illegal downloads from Bit Torrent alone was estimated at 4 billion. Separately, data provided by comScore and Nielsen indicate that 20% of Internet users globally still access unauthorized digital sites or services on desktop-based devices on a regular basis. In addition, while growth of music-enabled mobile consumers offers new opportunities for growth in the music industry, it also opens the market up to risks from behaviors such as “sideloading” and mobile app-based downloading of unauthorized content. As the business shifts to streaming music or access models, piracy in these models is increasing. For example, the practice of “stream-ripping,” where websites or software programs enable end-users to obtain an unauthorized copy of the audio file associated with a music video, is a growing practice among young people and in parts of the world with high mobile data costs. Research conducted by Ipsos, a recognized third-party market research firm, in conjunction with IFPI, reflects that 30% of consumers across 13 key countries engaged in stream-ripping activity in 2016, with incidence rising to 49% among 16 – 24 year-olds. The impact of digital piracy on legitimate music sales and subscriptions is hard to quantify but we believe that illegal filesharing and other forms of unauthorized activity has a substantial negative impact on music sales and on the royalty payments that we may receive. The music industry is working to control this problem in a variety of ways including by litigation, by lobbying governments for new, stronger copyright protection laws and more stringent enforcement of current laws, through graduated response programs achieved through cooperation with Internet service providers and legislation being advanced or considered in many countries, through technological measures and by enabling legitimate new media business models. However, we do not know whether such measures will be effective, and if such measures are not effective, our royalty payments may decrease.

Organized industrial piracy may lead to decreased sales in the recorded music industry and affect our ability to receive payments from Royalty Interests.

The global organized commercial pirate trade is a significant threat to content industries, including the music sector. A 2015 study by Frontier Economics estimates that digitally pirated music, movies and software was valued $213 billion, and IFPI’s 2015 Digital Music Report cited research conducted by MediaLink on behalf of the Digital Citizens Alliance that placed advertising revenue generated by 596 piracy sites at $227 million. Unauthorized copies and piracy have contributed to the decrease in the volume of legitimate sales and may have an adverse impact on our ability to receive royalty payments.

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The involvement of the portfolio underlying Royalty Interests in intellectual property litigation could adversely affect our business.

Our ability to receive payments from Royalty Interests is highly dependent upon the intellectual property rights of our counterparties. We do not control the intellectual property underlying Royalty Interests, and litigation to either defend a claim that the portfolio underlying Royalty Interests infringes the intellectual property rights of a third party, or that a third party is infringing the intellectual property rights underlying the Royalty Interests, could decrease the potential sales of the portfolio and otherwise adversely affect the Acquired Interests or future Royalty Interests.

We face a potential loss of royalty payments to the extent that recording artists have a right to recapture rights in their recordings under the U.S. Copyright Act.

The U.S. Copyright Act provides authors (or their heirs) a right to terminate U.S. licenses or assignments of rights in their copyrighted works in certain circumstances. This right does not apply to works that are “works made for hire.” Since the effective date of U.S. federal copyright protection for sound recordings (February 15, 1972), many agreements with recording artists provide that such recording artists render services under a work-made-for-hire relationship. A termination right exists under the U.S. Copyright Act for U.S. rights in musical compositions that are not “works made for hire.” If any of the commercially available sound recordings underlying Royalty Interests that we may acquire were determined not to be “works made for hire,” then the recording artists (or their heirs) could have the right to terminate the U.S. federal copyright rights, generally during a five-year period starting at the end of 35 years from the date of release of a recording under a post-1977 license or assignment (or, in the case of a pre-1978 grant in a pre-1978 recording, generally during a five-year period starting at the end of 56 years from the date of copyright). A termination of U.S. federal copyright rights could have an adverse effect on our ability to receive royalty payments under Royalty Interests that we may acquire.

We have not conducted an evaluation of the effectiveness of our internal control over financial reporting. If we are unable to implement and maintain effective internal control over financial reporting, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our common stock may be negatively affected.

As a public company, we will be required to maintain internal control over financial reporting for the year ending September 30, 2018 and to report any material weaknesses in such internal control. Section 404 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”) requires that we evaluate and determine the effectiveness of our internal control over financial reporting and, beginning with our annual report for the fiscal year ending September 30, 2018, provide a management report on the internal control over financial reporting, which must be attested to by our independent registered public accounting firm to the extent we decide not to avail ourselves of the exemption provided to an emerging growth company, as defined by The Jumpstart Our Businesses Act of 2012 (“JOBS Act”), or smaller reporting companies. As we have not conducted an evaluation of the effectiveness of our internal control over financial reporting, we may have undiscovered material weaknesses. If we have a material weakness in our internal control over financial reporting, we may not detect errors on a timely basis and our financial statements may be materially misstated. We are in the process of designing and implementing the internal control over financial reporting required to comply with this obligation, which process may be time consuming, costly, and complicated. If we identify material weaknesses in our internal control over financial reporting, if we are unable to comply with the requirements of Section 404 of the Sarbanes-Oxley Act in a timely manner, if we are unable to assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal control over financial reporting, if and when required, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our common stock could be negatively affected, and we could become subject to investigations by the stock exchange on which our securities are listed, the SEC, or other regulatory authorities, which could require additional financial and management resources.

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We are an emerging growth company and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

For as long as we continue to be an emerging growth company, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies including, but not limited to, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our Common Stock less attractive because we will rely on these exemptions. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

We will remain an emerging growth company until the earliest of (i) the end of the fiscal year in which the market value of our common stock that is held by non-affiliates exceeds $700 million as of March 31, (ii) the end of the fiscal year in which we have total annual gross revenue of $1.07 billion or more during such fiscal year, (iii) the date on which we issue more than $1 billion in non-convertible debt in a three-year period or (iv) five years from the date of this offering circular.

Risks Relating to Our Contract Parties

Neither the recording artist nor the Counterparties owe any fiduciary duties to us or our stockholders, and they have no obligation to enhance the value of the Acquired Interests or disclose information to our stockholders.

Events in the lives of the recording artist or Counterparties, including in their personal lives or business relationships, could have an impact on the Acquired Interests. The recording artist has no obligation to disclose any such events. Although the Counterparties will be contractually obligated to disclose all material facts to us, we cannot guarantee that the Counterparties will comply with such disclosure requirements or that we can independently verify or uncover material events. In addition, the recording artist and the Counterparties have no obligation to enhance the value of the Acquired Interests. For example, the recording artist may determine to retire which may have the effect of decreasing future royalty payments on the Acquired Interests. Furthermore, neither the recording artist nor the Counterparties owe any fiduciary duties to us or our stockholders. Our stockholders will have no recourse directly against the recording artist or the Counterparties, either under the agreement to purchase the Acquired Interests or under state or federal securities laws.

We will own passive interests in the Acquired Interests, and it will be difficult or impossible for us to ensure the properties are operated in our best interest. We will not have the ability to direct the operations of the assets we have a royalty interest in.

All of our future revenue will be derived from royalty interests on assets operated or managed by third parties, including the Counterparties. We will have limited or no authority regarding the promotion, exploitation, or enforcement of the underlying intellectual property. Our strategy of having others operate or manage portfolios in which we retain a royalty interest puts us generally at risk to the decisions of others regarding operating decisions. Although we will attempt to secure contractual rights that will permit us to protect our interests to a degree, there can be no assurance that such rights will always be available or sufficient.

The Counterparties may refuse or fail to make payments to us under the Acquired Interests.

Our cash flows depend on Counterparties making royalty payments to us. A Counterparty may dispute amounts to which we believe we are entitled, or may be unwilling or unable to make payments to which we are entitled, including for reasons discussed elsewhere in these risk factors. In either event, we may become involved in a dispute with the Counterparties regarding the payment of such amounts, including possible litigation. Disputes of this nature could harm the relationship between us and the Counterparties, and could be costly and time-consuming for us to pursue. Failure of the Counterparties to make royalty payments to us for any reason would adversely affect our business and in particular the value of our common stock.

In addition, if a Counterparty who may be obligated to make payments to us were to become the subject of a proceeding under the United States Bankruptcy Code or a similar proceeding or arrangement under another state, federal or foreign law, our rights and interests under the Acquired Interests or otherwise may be prejudiced or impaired, perhaps significantly so. In such circumstances, we may be precluded, stayed or otherwise limited in enforcing some or all of our rights under the Acquired Interests or otherwise and realizing the economic and other benefits contemplated therein.

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Royalty payments may decrease due to factors outside our control, including operational decisions and other risks faced by the Counterparties.

Our ability to receive royalty payments from the Acquired Interests depends in part on the operational success of the Counterparties. We are not required to pay any costs associated with the ongoing collection, enforcement, and promotion of the underlying Eminem Catalog. However, actions taken by the Counterparties may have the result of decreasing the royalty payments under the Acquired Interests. Our financial results are indirectly subject to hazards and risks normally associated with the continued success of music intellectual property. For example, the Counterparties may determine to pull certain music from certain digital distributions in an attempt to bargain for high royalty rates. If this occurs and higher royalty rates are not received, the royalty payments under the Acquired Interests may be adversely affected.

An investor must rely on the Company to pursue remedies against the Counterparties in the event of any default.

If the Counterparties default on their payment obligations under the Acquired Interests, there can be no assurances that the Counterparties will have adequate resources, if any, to satisfy any obligations to us under the Acquired Interests. In addition, we request that the Acquired Interests be directly assigned to us by the Counterparties where commercially practicable and in the alternative that payments under the Acquired Interests are made directly to us. It may be necessary, therefore, for us to also pursue remedies against counterparties of the Counterparties. These counterparties may assert that the assignment of Royalty Interests by the Counterparties did not create an obligation on their part to pay any royalty payments to us.

Moreover, royalty payments under the Acquired Interests are an obligation of the Counterparties to us, not obligations to our stockholders. Our stockholders will have no recourse directly against the Counterparties.

The Acquired Interests do not restrict the Counterparties from incurring unsecured or secured debt, nor does it impose any other financial restrictions on the Counterparties.

If the Counterparties incur additional secured or unsecured debt after entering into an agreement with us, or if the Counterparties incur excessive expenses, the Counterparties may be impaired in their ability to make royalty payments to us under the Acquired Interests. In addition, additional debt or expenses may adversely affect the Counterparties’ creditworthiness generally, and could result in the financial distress, insolvency, or bankruptcy of the Counterparties. To the extent that the Counterparties have or incur other indebtedness and expenses and cannot pay all of their indebtedness or expenses, the Counterparties may choose to make payments to other creditors rather than us.

To the extent the Counterparties incur other indebtedness that is secured, such as mortgage, home equity, or auto loans, the ability of secured creditors to exercise remedies against the assets of the Counterparties may impair the Counterparties’ ability to make payments to us under the Acquired Interests. The Counterparties may also choose to repay obligations under secured indebtedness before making required royalty payments on the Acquired Interests.

Failure of the Counterparties to adequately protect and enforce their intellectual property could injure the value of the Acquired Interests.

The size of payments from the Acquired Interests will depend on the Counterparties protecting the underlying intellectual property from infringement (such as counterfeiting and other unauthorized uses of their intellectual property rights) and enforcing their right to payments due upon the use of the underlying intellectual property. Although the Counterparties may seek to protect the intellectual property rights associated with the Acquired Interests by ensuring that they own and control certain intellectual property rights in and to those assets and, where appropriate, by enforcing those intellectual property rights, it may not be possible to detect all instances of copyright infringement. Additionally, where instances of copyright infringement are detected, we cannot guarantee that such instances will be prevented as there may be legal or factual circumstances that give rise to uncertainty as to the validity, scope and enforceability of the Counterparties’ intellectual property rights. We will have no rights under the Acquired Interests to enforce any intellectual property rights associated with the Acquired Interests. Infringement of the Acquired Interests’ copyright by others could have an adverse effect on the royalty payments that we receive under the Acquired Interests. If the Counterparties were unable to secure, protect, maintain or enforce the intellectual property rights underlying the Acquired Interests, we could lose some or all of the payments we would have otherwise received from the Acquired Interests.

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Risks Relating to the Recording Artist

The value of our Acquired Interests in the Eminem Catalog is dependent upon the popularity of Eminem.

Our cash receipts from the Acquired Interests in the Eminem Catalog will be driven in part by the popularity of Eminem, and a deterioration of his popularity could adversely affect the cash receipts from the Acquired Interest in the Eminem Catalog. A variety of factors including poor or mediocre results of future albums or controversy surrounding Eminem’s personal life could lead to a decrease in the number of royalty payments under the Acquired Interests. There can be no assurance that Eminem will continue to be successful as a recording artist, or that the current level of popularity of his previously recorded music will continue.

Future negative publicity could damage Eminem’s reputation and impair the value of the Acquired Interests.

Eminem has in the past received, and we expect that in the future he will continue to receive, media coverage. The popularity of Eminem’s music portfolio is contingent upon a number of factors, including the general public’s view of Eminem. Unfavorable publicity regarding Eminem’s professional performance or his behavior could negatively affect the value of the Acquired Interests. Any negative publicity could damage Eminem’s reputation and lead to a decline in his popularity, which would decrease the value of the Acquired Interests.

Royalty payments may decrease due to factors outside our control, such as an injury, illness, medical condition or death of the recording artist, or due to other factors such as public scandal or other reputational harm to the recording artist. In any such event, we do not maintain any insurance against such an event, and it is likely that the royalty payments associated with the Acquired Interests may decrease.

Our focus for the foreseeable future is to purchase the Acquired Interests and other Royalty Interests associated with high-profile recording artists. There is a risk that a recording artist’s popularity will be short-lived. If the recording artist associated with any Royalty Interests that we may acquire has a sustained decrease in popularity, the royalty payments we would otherwise receive would likely be less than we anticipate, and it is likely that such Royalty Interests would not return to their prior levels or may cease completely.

We believe that our ability to receive royalty payments from Royalty Interests depends in part on the relevant recording artist’s reputation and ability to be viewed favorably by the public. Prior to purchasing Royalty Interests, we assess the reputation of the recording artist through our independent assessments. However, there can be no assurance that our review process will uncover all facts and characteristics that could adversely affect the reputation of a recording artist or the value of Royalty Interests, or that our assessment of reputational risk is accurate. Even if our review process provides us with an accurate assessment of a recording artist as of the date of our review, there can be no assurance that a recording artist may not suffer reputational damage in the future, whether as a result of future behavior or otherwise.

There could be a decline in the popularity of the hip-hop genre of music.

There can be no assurance that the hip-hop genre of music, including the Eminem Catalog, will retain its popularity. Any decline in popularity of the hip-hop music genre could result in lower retail rates paid for music associated with the Acquired Interests and a resulting decline in the value of our common stock. Even if Eminem remains relatively popular, a substantial decline in the popularity of the hip-hop genre of music, whether as a result of increase in the popularity of other current genres of music or the emergence of a similar genre, could have a material adverse effect on our revenue and the value of our common stock.

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Risks Relating to Conflicts of Interest

Royalty Exchange controls our company and may have conflicts of interest with our other stockholders in the future. Royalty Exchange may also enter into, or cause us to enter into, strategic transactions that could change the nature or structure of our business, capital structure or credit profile.

Following the offering, Royalty Exchange will continue to control the Company through its ownership of shares of our Class B common stock, representing a majority of the voting power of the Company. Royalty Exchange’s interests as our controlling stockholder may differ from or adversely affect the interests of the other holders of our common stock. Because Royalty Exchange holds a majority of the voting power of the Company, it has the power, among other things, to affect our legal and capital structure and our day-to-day operations, as well as to elect our directors, to change our management and to approve any other changes to our operations. Royalty Exchange also has the power to direct us to engage in strategic transactions with or involving other companies in our industry, including acquisitions, combinations or dispositions, and the acquisition of certain assets that may become available for purchase, and any such transaction could be material. Additionally, Royalty Exchange is in the business of selling interests in various Royalty Interests and may compete, directly or indirectly, with us. Royalty Exchange may also pursue acquisition opportunities that may be complementary to our business, which could have the effect of making such acquisition opportunities unavailable to us.

Risks Relating to the Offering and Ownership of Our Common Stock

There has been no prior public market for our common stock, the stock price of our common stock may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the initial offering price.

There has been no public market for our common stock prior to this offering. The offering price for our common stock may vary from the market price of our common stock following our initial public offering. If you purchase shares in this offering, you may not be able to resell those shares at or above the offering price. An active or liquid market in our common stock may not develop upon the closing of the offering or, if it does develop, it may not be sustainable. The market price of our common stock may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

•	overall performance of the equity markets;

•	the development and sustainability of an active trading market for our common stock;

•	our intentions and ability to list our common stock on the Nasdaq Capital Market and our subsequent ability to maintain such listing;

•	our operating performance and the performance of other similar companies, or companies in the music industry;

•	changes in recommendations by securities analysts that elect to follow the Company;

•	press releases or other public announcements by us or others, including our filings with the SEC;

•	changes in the market perception of the Acquired Interests or future Royalty Interests;

•	announcements of future actions to be taken by the recording artists related to the Acquired Interests or future Royalty Interests;

•	announcements regarding litigation involving us, the portfolio underlying the Acquired Interests or future Royalty Interests or the recording artists related to the Acquired Interests or future Royalty Interests;

•	recruitment or departure of key personnel;

•	changes in our capital structure, such as future issuances of debt or equity securities;

•	regulatory developments in the United States or foreign countries;

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•	the economy as a whole, market conditions in our industry, and the industries of our customers;

•	the expiration of market standoff or contractual lock-up agreements;

•	the size of our market float; and

•	any other factors discussed in this offering circular.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many royalty-based companies. Stock prices of many royalty-based companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, stockholders have filed securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

We may not be able to satisfy listing requirements of the Nasdaq Capital Market to maintain a listing of our common stock.

If our common stock is listed on the Nasdaq Capital Market, we must meet certain financial and liquidity criteria to maintain such listing. If we violate the Nasdaq listing requirements, our common stock may be delisted. If we fail to meet any of the Nasdaq’s listing standards, our common stock may be delisted. In addition, our board may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our common stock from the Nasdaq Capital Market may materially impair our stockholders’ ability to buy and sell our common stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our common stock. In addition, in order to list, we will be required to, among other things, file with the SEC a post-qualification amendment to the offering statement of which this offering circular forms a part, and then file a Form 8-A in order to register our shares of common stock under the Exchange Act. The post-qualification amendment of the offering statement is subject to review by the SEC, and there is no guarantee that such amendment will be qualified promptly after filing. Any delay in the qualification of the post-qualification amendment may cause a delay in the initial trading of our common stock on the Nasdaq Capital Market. For all of the foregoing reasons, you may experience a delay between the closing of your purchase of shares of our common stock and the commencement of exchange trading of our common stock. In addition, the delisting of our common stock could significantly impair our ability to raise capital.

If we fail to meet the minimum requirements for listing on the Nasdaq Capital Market, we will seek to have our common stock quoted on the OTC markets. The OTC markets are not a stock exchange, and if our common stock trades on an OTC market rather than the Nasdaq Capital Market, there may be significantly less trading volume and analyst coverage of, and significantly less investor interest in, our common stock, which may lead to lower trading prices for our common stock.

The Option Agreement includes a repurchase right and an additional payment obligation if we fail to complete a public offering and list our shares by April 27, 2018.

Pursuant to the Option Agreement, if we have closed on the Acquired Interest and not completed a public offering by April 27, 2018, including the (i) sale of the minimum number of shares at the consummation of this offering and (ii) commencement of public trading of the shares on either the OTC markets or an exchange or alternative trading system reasonably acceptable to the Counterparties and, if applicable, the Company having associated with a FINRA-approved market maker, and such market maker has been approved to initiate quotations for a security (the “Public Trading”), the Counterparties are entitled to a payment of $100,000 and the Counterparties have a repurchase right over the Acquired Interest. If we seek to extend the offering, including our efforts complete the Public Trading, beyond April 27, 2018, we will seek the waiver of the Counterparties of their repurchase right under the Option Agreement during such extension, however there can be no assurance that we will successfully negotiate such waiver, and the terms of such waiver may be detrimental to our shareholders. If we have exercised the Option without having completed the offering, including the Public Trading, by April 27, 2018, the Counterparties may exercise their repurchase right of the Acquired Interest, and the Company would be without its sole asset and source of revenue. In such a case, no funds would be returned to investors, and we would have to seek alternative royalty assets, and there can be no assurances such assets will be available on beneficial terms or at all.

We will incur increased costs as a result of operating as a public company and our management will be required to devote substantial time to new compliance initiatives and corporate governance practices.

As a public company, and particularly after we are no longer an “emerging growth company,” we will incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the listing requirements of the Nasdaq Capital Market and other applicable securities rules and regulations impose various requirements on public companies. Our management and other personnel will need to devote a substantial amount of time to compliance with these requirements. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. For example, we expect that these rules and regulations may make it more difficult and more expensive for us to obtain directors’ and officers’ liability insurance, which could make it more difficult for us to attract and retain qualified members of our board of directors. We cannot predict or estimate the amount of additional costs we will incur as a public company or the timing of such costs.

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The offering is a direct public offering conducted on a self-underwritten “best efforts, minimum-maximum” basis.

The Offered Shares are being offered on a self-underwritten, “best efforts, minimum-maximum” basis, which means that (i) we will not use the services of an underwriter and our executive officers and directors will attempt to sell the Offered Shares directly to investors, and (ii) the offering will be terminated in the event the minimum number of subscriptions set forth herein are not received and accepted by us. We do not intend to consummate the sale of any shares until we have received subscriptions and payment for at least 1,466,667 shares ($11,000,000), and we will maintain subscription proceeds in a segregated account until such time. Thereafter, however, subscription proceeds will be paid directly to us and will not be held in a segregated or escrow account. Moreover, the offering is self-underwritten and accordingly, there is no lead underwriter who would undertake a due diligence or comparable examination of us, our business and affairs.

Because the initial public offering price of the Offered Shares will be higher than the pro forma net tangible book value per share of our outstanding shares following the offering, new investors will experience immediate dilution.

The initial public offering price is expected to be higher than the pro forma net tangible book value per share of our shares immediately following the offering, based on the total value of our tangible assets less our total liabilities. Therefore, if you purchase our common stock in the offering, you will experience immediate dilution of $4.13 per share in the case of the minimum offering and $1.61 per share in the case of the maximum offering, which is the difference between the price per share you pay for the Offered Shares and our pro forma net tangible book value per share as of May 31, 2017, after giving effect to the issuance of Offered Shares in the offering.

State securities laws may limit secondary trading of our common stock if our common stock is not listed on a national securities exchange, which may restrict the states in which and conditions under which you can sell shares purchased in this offering.

Secondary trading of the shares sold in this offering will not be possible in any state until the shares are qualified for sale under the applicable securities laws of the state, or there is confirmation that an exemption, such as resulting from the listing of our common stock on the Nasdaq Capital Market or another national securities exchange or listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to list our common stock on a national securities exchange and otherwise fail to register, qualify, obtain or verify an exemption for the secondary trading of our common stock in any particular state, any shares purchased in this offering may not be offered, sold to, or be purchased by, a resident of such state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for our common stock could be significantly impacted, thus causing you to suffer a loss on your investment. While we intend to seek to facilitate secondary trading in our common stock in the event our common stock is not listed on a national securities exchange, there can be no assurances that we will be successful in qualifying or finding an exemption in each state or other jurisdictions.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us and our business. If few analysts commence coverage of us, or if analysts cease coverage of us, the trading price for our common stock would be negatively affected. If one or more of the analysts who cover us downgrade our common stock or publish inaccurate or unfavorable research about our business, the price for our common stock would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, demand for our common stock could decrease, which might cause the price and trading volume for our common stock to decline.

We have broad discretion in the use of the net proceeds from the offering and may not use them effectively.

We intend to use at least $9,750,000 of the net proceeds from this offering to purchase the Acquired Interests. We may also use proceeds to repay alternative debt financings used to exercise either option. Such alternative financing is expected to be debt financing; however, such alternative financing may potentially include an equity component, including, but not necessarily, warrants over our common stock, which would be potentially dilutive to participants in the offering. We will have broad discretion in the application of any remaining net proceeds, including working capital, possible acquisitions of other Royalty Interests, and other general corporate purposes, and we may spend or invest these proceeds in a way with which our stockholders disagree. The failure by our management to apply these funds effectively could adversely affect our business and financial condition. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value. These investments may not yield a favorable return to our investors.

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The concentration of our stock ownership limits our stockholders’ ability to influence corporate matters.

Our Class B common stock has 10 votes per share and the Offered Shares of Class A common stock have one vote per share. As of the date of this offering circular, Royalty Exchange beneficially owned all of our outstanding Class B common stock, which will represent approximately 91.2% of the voting power of our outstanding capital stock following the offering, assuming the minimum number of shares are sold, and 71.0% of the voting power of our outstanding capital stock, assuming the maximum number of shares are sold. Royalty Exchange therefore has significant influence over management and affairs and over all matters requiring stockholder approval, including the election of directors and significant corporate transactions, such as a merger or other sale of our company or our assets, for the foreseeable future. This concentrated control limits or severely restricts our stockholders’ ability to influence corporate matters and, as a result, we may take actions that our stockholders do not view as beneficial. As a result, the market price of our common stock could be adversely affected.

Provisions in our charter documents and under Delaware law could discourage a takeover that stockholders may consider favorable.

Provisions in our certificate of incorporation and bylaws, as amended and restated prior to the closing of the offering, may have the effect of delaying or preventing a change of control or changes in our management. These provisions include the following:

•	authorizing the issuance of “blank check” preferred stock that could be issued by our board of directors to defend against a takeover attempt;

•	providing that vacancies on the board of directors, including newly created directorships, may be filled only by a majority vote of directors then in office rather than by stockholders; and

•	preventing stockholders from calling special meetings.

In addition, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, which generally prohibits a Delaware corporation from engaging in a broad range of business combinations with any “interested” stockholder for a period of three years following the date on which the stockholder becomes an “interested” stockholder. For a description of our capital stock, see the section titled “Description of Capital Stock.”

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USE OF PROCEEDS

We estimate that our net proceeds from the offering will be approximately $10,568,000 if the minimum of 1,466,667 shares are sold and approximately $49,100,000 if the maximum of 6,666,666 shares are sold.

We intend to use the net proceeds from the offering as follows:

•	$9,750,000 to exercise the 15% Option to acquire the 15% interest in the Acquired Interests;

•	an additional $9,000,000, for an aggregate purchase price of $18,750,000, to exercise the 25% Option, if the net proceeds from the offering equal or exceed $25,000,000 in the aggregate; and

•	if alternative debt financing is used to exercise either option, to repay such alternative financing; and

•	any remaining proceeds for general corporate purposes, which may include working capital, general and administrative matters, and the acquisition of additional Royalty Interests, although we have no specific additional Royalty Interests in mind as of the date of this offering circular.

See “Business—Acquired Interests” and the accompanying financial statements for additional information concerning the Option and Acquired Interests.

We intend to establish an equity incentive plan through which we may make equity grants to our officers and directors. We will not settle such awards in cash, nor will our officers and directors be compensated by payment of commissions or other remuneration in connection with this offering or soliciting investors.

This expected use of the net proceeds from the offering represents our intentions based upon our current plans and business conditions. As of the date of this offering circular, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of the offering or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the number of potential Royalty Interests we intend to acquire, the status of negotiations for such Royalty Interests, and any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds from the offering.

Pending our use of the net proceeds from the offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities.

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DIVIDEND POLICY

We have never declared or paid any dividends on our common stock. Following the closing, our board of directors anticipates declaring and paying growing and sustainable dividends on our common stock derived from cash receipts from the Acquired Interests and future Royalty Interests we may acquire, to the extent permitted by the Delaware General Corporate Law (the “DGCL”), but any such dividends will be in the discretion of our board of directors. The holders of our Class A common stock and Class B common stock will have equal rights to cash dividends. The amount and timing of distributions to our stockholders is determined by our board of directors and will be based upon a review of various factors including current market conditions, our liquidity needs, and legal and contractual restrictions on the payment of distributions.

Our board of directors may change its dividend policy at any time and from time to time, and we may retain some or all available funds and future income to support our operations and finance the growth and development of our business as well as, in some circumstances, invest some of the available funds to further acquire additional Royalty Interests.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of May 31, 2017:

•	on an actual basis;

•

on an as adjusted basis giving effect to the sale in this offering of the minimum amount of shares being offered at an offering price to the public of $7.50 per share, resulting in net proceeds to us of $10,568,000; and

•

on an as adjusted basis giving effect to the sale in this offering of the maximum amount of shares being offered at an offering price to the public of $7.50 per share, resulting in net proceeds to us of $49,100,000.

You should read this table in conjunction with the information contained in “Use of Proceeds” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as the financial statements and the notes thereto included elsewhere in this offering circular (unaudited, in thousands, except for per share amounts):

	As of May 31, 2017
	Actual	As adjusted assuming minimum offering amount	As adjusted assuming maximum offering amount
Assets
Cash and cash equivalents	$—	$868	$30,400
Long-term assets:
Option deposit	50	—	—
Royalty interests	—	9,750	18,750
Total assets	$50	$10,618	$49,150

Liabilities
Current liabilities	$50	$50	$50

Stockholders’ equity:
Class A Common Stock, par value $0.001 per share	—	3	8
Class B Common Stock, par value $0.001 per share	—	—	—
Additional paid-in capital	—	10,565	49,092
Total stockholders’ equity	—	10,568	49,100
Total capitalization	$50	$10,568	$49,100

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DILUTION

If you purchase common stock in the offering, your interest will be diluted to the extent of the difference between the initial public offering price per share and the pro forma as adjusted net tangible book value per share immediately after the offering. Net tangible book value per share is determined by dividing our total tangible assets less our total liabilities by the number of shares outstanding as of May 31, 2017. We did not have any net tangible assets or liabilities as of May 31, 2017 on a historical basis.

Dilution per share to investors participating in the offering represents the difference between the amount per share paid by purchasers of shares in the offering and the pro forma as adjusted net tangible book value per share of common stock immediately after completion of the offering. If the minimum number of shares is sold in the offering at an initial public offering price of $7.50 per share, our pro forma as adjusted net tangible book value as of May 31, 2017 would have been $10,568,000, or approximately $3.37 per share, after deducting estimated offering expenses payable by us. This represents an immediate increase in net tangible book value of $3.37 per share to existing stockholders and immediate dilution in net tangible book value of $4.13 per share to purchasers of shares in the offering. If the maximum number of shares is sold in the offering, our pro forma as adjusted net tangible book value as of May 31, 2017 would have been $49,100,000, or approximately $5.89 per share, after deducting estimated offering expenses payable by us. This represents an immediate increase in net tangible book value of $5.89 per share to existing stockholders and immediate dilution in net tangible book value of $1.61 per share to purchasers of shares in the offering. The following table illustrates the foregoing calculations:

	Minimum Offering	Maximum Offering
Initial public offering price per share	$7.50	$7.50
Net tangible book value per share as of May 31, 2017	$—	—
Increase per share attributable to investors participating in this offering	$3.37	$5.89
As adjusted net tangible book value per share as of May 31, 2017, after giving effect to this offering	$3.37	$5.89
Dilution per share to investors participating in this offering	$4.13	$1.61

The foregoing table and discussion is based on 100 shares of common stock outstanding as of May 31, 2017, as adjusted to give effect to a forward stock split in which we will issue an additional 1,666,567 shares of our Class B common stock to Royalty Exchange before the consummation of the offering, and the issuance of 1,466,667 shares in the case of the minimum offering and 6,666,666 shares in the case of the maximum offering.

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BUSINESS

Overview

Royalty Flow Inc. (the “Company,” “we,” “us” or “our”) is engaged in the business of acquiring, holding and managing royalty interests derived from intellectual property created in the media industry (“Royalty Interests”). Royalty Interests are passive (non-operating) interests in media catalogs (collections of work) that provide the right to revenue produced from the catalog. As it relates to music catalogs, this includes revenue generated from streaming, downloads, physical album sales and other forms of usage by movies, television and advertisements.

Music royalties, as an asset class, have the potential to produce attractive characteristics for investors including consistent cash flow for long-term periods (per U.S. copyright laws, music royalties are paid for the life of the author plus 70 years), relative price stability and capital appreciation potential. They also have the potential to produce investor returns with low correlation to traditional investment markets like stocks, bonds and commodities given that royalty cash flows are often more dependent on popularity and sales versus stock market movement or interest rate activity.

Royalty Flow will seek to acquire existing Royalty Interests and will not act as a record label or music publisher. This should help keep management costs lower than they otherwise would be, and additional acquisitions and growth should create economies of scale for investors.

Royalty Flow will seek to grant investors access to media royalty streams via a stock traded on a public exchange. The key element of our business model is the building of a diversified portfolio of high-quality Royalty Interests. We plan to acquire assets with an income focus, and our target is to acquire assets generating uncorrelated income of 8% to 16% internal rate of return, although there can be no guarantee that we will achieve this target. Our acquisition and growth strategy will initially focus on music assets. We will actively analyze and potentially acquire other forms of media-based IP, including but not limited to movies, television and trademarks. Royalty Flow’s acquisition and growth strategy will focus on dividend growth, capital appreciation and cost efficiency, given we are targeting passive interests alongside established operating partners.

Royalty Flow’s board of directors will include two founders of our controlling stockholder, Royalty Exchange, Inc. (“Royalty Exchange”), consisting of Matthew Smith, who is the Chief Executive Officer of Royalty Exchange and our Executive Chairman, and Gary Young, who is the Chief of Staff of Royalty Exchange. Finding, valuing, acquiring and administering media-based intellectual property (“IP”) royalties has been the specialty of Royalty Exchange. Upon the closing of this offering, Royalty Flow and Royalty Exchange will enter into a shared services agreement, but Royalty Exchange will not be entitled to any investment management or performance fees from Royalty Flow. Instead, Royalty Exchange’s primary interest in Royalty Flow will be as a significant stockholder, and Royalty Exchange will continue to own at least 20% of Royalty Flow following the closing of this offering.

Royalty Flow will offer one of the most direct exposures to a media royalty currently available on a public exchange. We are engaged in a continual review of opportunities to acquire existing royalties. We currently, and generally at any time, have acquisition opportunities in various stages of active review. At this time, we cannot provide assurance that any of the possible transactions under review by us will be concluded successfully.

We intend our first acquisition of a Royalty Interest to be an interest in a catalog of work from 1999 through 2013 by Eminem, an iconic hip-hop artist who was the top-selling recording artist of the 2000’s in the U.S. and one of the best-selling music artists of all time. It is emblematic of our approach to acquiring royalty interests: We look for great assets, operated by world-class management teams, referred to as operators, and acquire a passive interest so that we can participate in the royalties generated.

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Industry Overview

Music is one of the primary mediums for consumer entertainment in the world. From 1990 to 1999, according to Recording Industry Association of America, the music business in the U.S. grew by more than 7% per year. This growth was driven by demand for music and the shift from vinyl to compact discs. The industry continued to sell millions of albums of new work and boosted revenue by re-issuing classic works in the then new compact disc format.

However, Napster and other forms of digital piracy had a substantial negative impact on the music industry. From 1999 to 2015, the music industry declined substantially until the trend reversed in 2016. For the first time in fifteen years, the music industry grew. And that growth was driven, in large part, by new digital distribution models — including digital streaming.

According to the International Federation of the Phonographic Industry (“IFPI”), in 2016, the global music industry grew by 5.9%. Digital revenue accounted for 50% of the global music revenue and digital revenue grew by 17.7%. Streaming revenue grew 60.4% which made up for the 7.6% decline in physical revenue and 20.5% decline in download revenue.

Music streaming is booming and we believe is leading the way towards an anticipated music industry resurgence. In 2016, streaming generated approximately $3.9 billion according to the Recording Industry Association of America. The industry analysts have projected that streaming revenue will reach upwards of $28 billion by 2030. IFPI reported 112 million paying subscribers to music streaming services at the end of 2016, representing approximately 3% of the four billion smartphones worldwide. Beyond the portable device usage, Amazon, Google and Apple are introducing home-based streaming devices.

Technology is providing data and transparency previously not available in the music business. Collecting, aggregating and analyzing data has become much easier in the digital world. More accurate, transparent data should result in more accurate, transparent royalty reporting and collection. Additionally, advertising supported music revenue is expected to grow along with the digital revenue. The improvement in advertising technology is expected to increase the effectiveness of targeted advertising, increasing demand for advertising space related to free streaming services.

We believe that the music industry is well positioned to grow based on broad consumer adoption of legitimate digital distribution channels.

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Strategy

The key elements of our business model and growth strategy are as follows:

•	Focus on non-operating royalty interests in high quality intellectual property. We have established our business model based on the premise that acquiring non-operating, passive royalty interests in great intellectual property assets can produce better returns than engaging in the activities of a record label or music publisher. Our acquisition and growth strategy will initially focus on music assets. We will actively analyze and potentially acquire other forms of media-based IP, including but not limited to movies, television and trademarks.

•	Acquisition of passive interests in assets that have a track record of earning royalties. Instead of pursuing speculative deals with unproven creatives, we will seek to acquire royalty interests that have a history of earnings and the potential to earn for a long time.

•	Partner with world-class management teams. We will seek to acquire passive interests where there is an operator that has a proven track record of promoting, enforcing, and collecting royalty income.

•	Flexible Acquisition and Financing Approaches. Because we only pursue passive interests in royalty-producing intellectual property, we intend to offer flexible financing terms that work for the catalog owners we will partner with. Traditionally, catalog acquisitions have been “all or nothing” deals. We intend to provide financing to owners of assets that does not require them to sell their entire interest. As we’ve seen with the Acquired Interests, this flexibility will allow us to attract excellent operating partners with great assets.

•	Royalty Interest Evaluation Criteria. We use a series of quantitative, qualitative, financial, and legal criteria by which we evaluate the potential acquisition of royalty interests. Among the factors considered are: (1) the asset’s track record of royalty earnings; (2) the type of intellectual property that generates royalties; (3) the experience and skill of the active management team of the asset; (4) our assessment of the longevity and staying power of the underlying intellectual property; and (5) the potential for revenue growth and capital appreciation.

Royalty Exchange, our controlling stockholder, creates financing opportunities for artists, songwriters and rightsholders. The executive team has provided financing options for more than 180 music catalogs. This experience gives the executive team broad and deep experience conducting due diligence and valuing and analyzing music catalog assets.

Strengths and Competitive Advantages

We believe the following competitive strengths will enable us to grow our revenue and increase our margins and cash flow and continue to generate recurring royalties.

•

Flexible financing approaches. Traditionally, music industry acquisitions are done on an “all or nothing” basis where the owners of the intellectual property must sell their entire catalog and interest. This approach reflects the desire of the traditional players in the space (record labels and publishers) to seek to own and control the related intellectual property. That means that the owner of a great catalog must either sell the entire interest or hold the asset. Our model allows us to offer flexible financing to these owner-operators. Instead of taking over the entire catalog, we seek to partner with great management teams who do not want to sell their entire interest, but are seeking to monetize a portion of their interests. This will allow us to acquire high-quality royalty interests that competitors will not consider.

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•	Low cost structure and limited operating capital requirements. Since we do not perform the functions of a traditional record label or music publisher, we have a substantially lower cost structure. We have no obligation to contribute capital to marketing, developing, promoting, or enforcing the rights to the catalogs we acquire a Royalty Interest in. Like a royalty company in the energy or precious metals industry, we intend to find great assets with a solid operator, finance them, and enjoy the benefits of passive ownership.

•	Ability to offer artists a financing strategy that doesn’t look like “selling out.” All artists must consider the fan-relations impact of selling their catalog. If they sell all or part of their catalog to a private equity fund or other institutional investor, their reputation may be damaged as they may be viewed as “selling out,” which can hurt their career. Unlike traditional investors in music catalogs, our structure allows the fans themselves to purchase an indirect interest in the catalog which may limit this public relations risk for the artist.

Acquired Interests

We intend our first acquisition of a Royalty Interest to be an interest in a catalog of work from 1999 through 2013 by Eminem, an iconic hip-hop artist who was the top-selling recording artist of the 2000’s in the U.S. and one of the best-selling music artists of all time. Our controlling stockholder is party to an option agreement to acquire either a 15 percent or 25 percent partial passive royalty interest in the catalog of work by Eminem from 1999 through 2013 (the “Acquired Interests”), which agreement our controlling stockholder intends to assign to us in connection with this offering. The Acquired Interests are derived from Universal Music Group’s future promotion and exploitation of Eminem’s entire catalog of masters and videos from 1999 through 2013, including side projects, compilations, greatest hits, and brief appearances, known as step-outs (collectively, the “Eminem Catalog”). The Universal Music Group (“Universal Music”) is one of the world’s largest music companies and owns and operates a broad array of businesses engaged in recorded music, music publishing, merchandising, and audiovisual content in more than 60 countries.

We will receive royalty payments based on: (i) the number of physical and digital copies sold; (ii) ringtones or other uses, such as downloads of music clips; (iii) the frequency with which the recordings are streamed on services such as Spotify and YouTube; (iv) advertising revenue related to free streaming services; and (v) the number of times songs are synchronized with movies, television shows, advertisements, or video games. These royalties are paid in arrears and accounted for by Universal Music, on a semi-annual basis. From 1999 through calendar year 2016, the Eminem Catalog earned more than $82 million in royalties.

The Acquired Interests are completely segregated and un-affected by any costs, expenses, recoupments, claims, advances, etc. that Eminem may be subject to on a forward going basis. The Acquired Interests do not extend to any monies generated from any live performances, such as concerts, or merchandise sales.

About Eminem

Marshall Mathers, aka Eminem, is an American hip-hop artist. He was the best-selling artist of the 2000’s in the U.S. He has had ten number-one albums on the Billboard 200 and five number-one singles on the Billboard Hot 100. He has been nominated for 43 Grammy Awards and won 14. He also won an Oscar for "Lose Yourself." Eminem was ranked by both Rolling Stone and VH-1 as one of the hundred greatest artists of all time. Following are some of his career highlights:

•	Per Nielsen SoundScan, which tabulates the Billboard magazine’s charts, Eminem sold more than 32.2 million albums in the decade of 2000-2010, edging out the Beatles to claim the title of top-selling artist in that decade;

•	Eminem has won 15 Grammy Awards, including six for Best Rap Album, and been nominated 43 times;

•	In 2003, Eminem won the Academy Award for Best Original Song for his single “Lose Yourself”;

•	Rolling Stone ranked him 83rd on its list of 100 Greatest Artists of All Time, calling him the King of Hip Hop;

•	In 2010, VH-1 ranked him 79th on the VH-1 100 Greatest Artists of All-Time;

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•	Per Buzzangle Music 2017 U.S. Mid-Year Report, Eminem is the 12th most streamed artist in the world, and, he hasn’t released an album in four years;

•	Ten #1 albums on Billboard Top 200, and five #1 singles on the Billboard Hot 100 in the U.S.;

•	During the 23-year period that Nielsen SoundScan has collected data, Eminem is the sixth best-selling album artist;

•	In 2014, Eminem became the second best-selling male artist in the U.S. of the Nielsen SoundScan era;

•	Often referred to as the best-selling hip-hop artist of all time, in 2016, Billboard named Eminem’s work from 2000-2013 the #1 highest-selling Rap album series;

•	Eminem has sold over 172 million records worldwide; and

•	Long-term relevance: This catalog has four albums currently charting on the Billboard 200. Eminem’s “Curtain Call” was named the longest-charting hip-hop album of all time.

Following are some financial highlights from Eminem’s royalty catalog that we plan to acquire an interest in:

•

The amount of royalties earned and paid has varied significantly due to, among other things, the timing of new album releases and out-of-period recoveries related to royalty audits and settlements. For example, total royalties earned increased approximately 190% from calendar year 2013 to calendar year 2014 following the release of an album by Eminem in late 2013, and then dropped approximately 66% from calendar year 2014 to calendar year 2015 and grew 43% from calendar year 2015 to calendar year 2016. Total royalties earned from calendar year 2010 to calendar year 2016 decreased by an average of 5% per year.

•

The recurring streaming royalties earned by this catalog grew by approximately 76% for calendar year 2016 over calendar year 2015. Streaming represented 46% of total royalties earned for calendar year 2016.

•	The top 20 revenue-producing songs only represent approximately 27% of the total catalog earnings. Unlike many assets, this catalog doesn’t rely on one massive hit to make money.

Option Agreement

On April 27, 2017, Royalty Exchange, Inc., our controlling stockholder (“Royalty Exchange”), and F.B.T. Productions LLC (“FBT”) and Em2M LLC (“Em2M” and, together with FBT, the “Counterparties”), entered into an Option Agreement (the “Option Agreement”) related to the potential purchase of either a 15 percent (the “15% Option”) or 25 percent (the “25% Option”) interest in the Acquired Interests (the “Option”). In connection with the execution of the Option Agreement, Royalty Exchange made a payment of $50,000 to FBT and Em2M (the “Holding Fee”). The Option Agreement will be assigned to us by Royalty Exchange in accordance with the Option Agreement prior to the consummation of this offering.

The Option is exercisable in our sole and absolute discretion on or before November 15, 2017. At the time we exercise the Option, we must indicate whether we are purchasing either (i) 15 percent of the Acquired Interests for a total purchase price of $9,750,000 or (ii) 25 percent of the Acquired Interests for a total purchase price of $18,750,000. In each case the purchase price will be reduced by the amount of the Holding Fee. From the date of the Option Agreement, FBT and Em2M have agreed to certain covenants related to the Acquired Interests, including notice and information covenants and a prohibition on actions that may materially affect our rights under the Option or the Acquired Interests.

The Option Agreement required that we file an initial Form 1-A with the SEC by June 26, 2017, which we did, on a confidential basis. While the Option Agreement provides that we or another assign of Royalty Exchange have until November 15, 2017 to exercise the Option (unless extended by the Counterparties), the Option Agreement provides that we may raise capital from sources other than a public offering in order to fund the purchase price for the Option before the Option’s expiration date. In the event we do raise capital other than in a public offering to fund the purchase price, the Option Agreement provides that we must conduct an initial public offering prior to April 27, 2018. If we fail to conduct an initial public offering by April 27, 2018, we would be required to pay $100,000 to the Counterparties, and the Counterparties would have the option, for the six months following April 27, 2018, to repurchase the Acquired Interests at the purchase price less the Holding Fee. We will extend the offering beyond April 27, 2018 only with the consent of the Counterparties under the Option Agreement. As set forth in the Option Agreement, the requirement to conduct an initial public offering will be satisfied by the (i) sale of the minimum number of shares at the consummation of this offering and (ii) commencement of public trading of the shares on either the OTC markets or an exchange or alternative trading system reasonably acceptable to the Counterparties and, if applicable, the Company having associated with a FINRA-approved market maker, and such market maker has been approved to initiate quotations for a security (the “Public Trading”). We intend to seek such waiver if the offering will not be successfully completed, including the Public Trading, by April 27, 2018.

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Purchased Portfolio

The Acquired Interests consist of the following assets (the “Eminem Catalog”):

ALBUM	SONGS

THE SLIM SHADY LP (EMINEM)

Public Service Announcement

My Name Is

Guilty Conscience

Brain Damage

Paul

If I Had

‘97 Bonnie & Clyde

Bitch

Role Model

Lounge

My Fault

Ken Kaniff

Cum on Everybody

Rock Bottom

Just Don’t Give a Fuck

Soap

As the World Turns

I’m Shady

Bad Meets Evil

Still Don’t Give a Fuck

THE MARSHALL MATHERS LP (EMINEM)

Public Service Announcement 2000

Kill You

Stan

Paul (Skit)

Who Knew

Steve Berman

The Way I Am

The Real Slim Shady

Remember Me?

I’m Back

Marshall Mathers

Ken Kaniff (Skit)

Drug Ballad

Amityville

Bitch Please II

Kim

Under the Influence

Criminal

The Kids

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ALBUM	SONGS

THE EMINEM SHOW (EMINEM)

Curtains Up (Skit)

White America

Business

Cleanin’ Out My Closet

Square Dance

The Kiss (Skit)

Soldier

Say Goodbye Hollywood

Drips

Without Me

Paul Rosenberg (Skit)

Sing for the Moment

Superman

Hailie’s Song

Steve Berman (Skit)

When the Music Stops

Say What You Say

‘Till I Collapse

My Dad’s Gone Crazy

Curtains Close (Skit)

ENCORE (EMINEM)

Curtains Up

Evil Deeds

Never Enough

Yellow Brick Road

Like Toy Soldiers

Mosh

Puke

My 1st Single

Paul [Skit]

Rain Man

Big Weenie

Em Calls Paul (Skit)

Just Lose It

Ass Like That

Spend Some Time

Mockingbird

Crazy in Love

One Shot 2 Shot

Final Thought (Skit)

Encore

We as Americans

Love You More

Ricky Ticky Toc

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ALBUM	SONGS

CURTAIN CALL (EMINEM)

Fack

Shake That

When I’m Gone

Intro (Curtain Call)

The Way I Am

My name Is

Stan

Lose Yourself

Shake That

Sing For The Moment

Without Me

Like Toy Soldiers

The Real Slim Shady

Mockingbird

Guilty Conscience

Cleanin Out My Closet

Just Lose It

RELAPSE (EMINEM)

Dr. West (Skit)

3 A.M.

My Mom

Insane

Bagpipes from Baghdad

Hello

Tonya (Skit)

Same Song & Dance

We Made You

Medicine Ball

Paul (Skit)

Stay Wide Awake

Old Time’s Sake

Must Be the Ganja

Mr. Mathers (Skit)

Déjà Vu

Beautiful

Crack a Bottle

Steve Berman (Skit)

Underground

Careful What You Wish For

My Darling

RELAPSE: REFILL (EMINEM)	Forever Hell Breaks Loose Buffalo Bill Elevator Taking My Ball Music Box Drop the Bomb On ‘Em

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ALBUM	SONGS

RECOVERY (EMINEM)

Cold Wind Blows

Talkin’ 2 Myself

On Fire

Won’t Back Down

W.T.P.

Going Through Changes

Not Afraid

Seduction

No Love

Space Bound

Cinderella Man

25 to Life

So Bad

Almost Famous

Love the Way You Lie

You’re Never Over

Untitled (Hidden Track)

THE MARSHALL MATHERS LP 2 (EMINEM)	Bad Guy Parking Lot (Skit) Rhyme Or Reason So Much Better Survival Legacy Asshole Berzerk Rap God Brainless Stronger Than I Was The Monster So Far Love Game Headlights Evil Twin

DEVIL’S NIGHT (D-12)	These Drugs

8 MILE SOUNDTRACK (VARIOUS)	Love Me Lose Yourself Rabbit Run 8 Mile Places To Go Rap Game

CHEERS (OBIE TRICE)	Hands On You Lady Outro Shit Hits The Fan We All Die One Day

RESURRECTION (TUPAC)	One Day At A Time

GET RICH OR DIE TRYIN’ (50 CENT)	Don’t Push Me Patiently Waiting

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ALBUM	SONGS

LOYAL TO THE GAME (2PAC)	Black Cotton Soldier Like Me

D12 WORLD (D-12)	6 In The Morning American Psycho 2 Bitch Get My Gun Git Up How Come Keep Talkin’ Leave Dat Boy Alone Loyalty

THE HUNGER FOR MORE (LLOYD BANKS)	Warrior Part 2

THE MASSACRE (50 CENT)	Gatman & Robin

KISS OF DEATH (JADAKISS)	Welcome To D-Block

THE PEOPLE VS. (TRICK TRICK)	No More To Say Welcome 2 Detroit

THE LONGEST YARD SOUNDTRACK (VARIOUS - D12)	My Ballz

THOUGHTS OF A PREDICATE FELON (TONY YAYO)	Drama Setter

EMINEM PRESENTS THE RE-UP (VARIOUS)	Shady Narcotics We’re Back Murder The Re-Up You Don’t Know Jimmy Crack Corn Whatever You Want Smack That (Remix) Public Enemy #1 Cry Now No Apologies

SECOND ROUND’S ON ME (OBIE TRICE)	Wake Up There They Go

THE BLUEPRINT (JAY-Z)	Renegade

KONVICTED (AKON)	Smack That

THE COUNTY HOUND (CA$HIS)	Pistol Poppin

HELL: THE SEQUEL (BAD MEETS EVIL)	Welcome 2 Hell Fastlane The Reunion Above the Law I’m On Everything A Kiss Lighters Take from Me Loud Noises Living Proof Echo

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Payment History

The Eminem Catalog earned more than $82 million in royalties for the Counterparties from 1999 through calendar year 2016. The following table illustrates all payments in United States dollars from the Eminem Catalog to the Counterparties since payments commenced in 1999, including regular royalty payments and payments resulting from audits and litigation settlements. The Acquired Interests will represent an interest in either 15% or 25% of such future payments. Historical results are not indicative of future performance. The Company is not entitled to any of the historical payments.

Fiscal Years Ended September 30	Annual Total
1999-2010	$33,267,344
2011	9,800,897
2012	3,718,323
2013	14,530,426
2014	10,144,374
2015	4,232,731
2016	4,760,556
For the six months ended March 31, 2017	1,942,408
For the six months ended September 30, 2017 (unaudited)(1)	2,621,712
_________
(1) Cash was received on October 3, 2017.

This is the catalog of an iconic artist, with a long track-record of earning substantial royalties, well positioned to take advantage of the digital trend in the music industry, that is operated by an impressive management team.

Competition

The market for acquiring music royalties is competitive and has many participants.

Record labels, especially the major labels (Universal, Sony, and Warner) frequently look to acquire catalogs. The major publishers (Universal, Song/ATV, and Warner Chappell) have also frequently acquired catalogs. Deals with a major label or publisher almost always come with a "go-forward" commitment; that means that the party selling their catalog will often be obligated to produce additional work for the label or publisher.

Aside from the traditional participants in this market, there is consistent interest from private equity funds, family offices, and other investment groups in acquiring catalogs. These entities have aggressively sought out high quality catalogs to acquire.

Employees

As of November 9, 2017, we had no employees. We are currently being supported by personnel employed by Royalty Exchange. None of these employees are represented by labor unions or covered by collective bargaining agreements.

Facilities

We share Royalty Exchange’s 3,608 square foot real estate facility located in Denver, Colorado, used primarily for corporate function. The lease for this space expires in October 2020. We believe that this facility is sufficient for our needs for the foreseeable future.

Legal Proceedings

We are not currently a party to any material legal proceedings.

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MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and related notes included elsewhere in this offering circular. This discussion and other parts of this offering circular contain forward-looking statements that involve risk and uncertainties, such as statements of our plans, objectives, expectations and intentions. See “Cautionary Note Regarding Forward-Looking Statements.” Our actual results could differ materially from those discussed in these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the section of this offering circular entitled “Risk Factors.”

Overview

We are engaged in the business of acquiring, holding and managing Royalty Interests derived from intellectual property created in the media industry. Royalty Interests are passive (non-operating) interests in media catalogs (collections of work) that provide the right to revenue produced from the catalog. As it relates to music catalogs, this includes revenue generated from streaming, downloads, physical album sales and other forms of usage by movies, television and advertisements. We were founded as a Delaware corporation in May 2017 to raise capital and purchase the Acquired Interests in the Eminem Catalog and pursue the acquisition of additional Royalty Interests. See “Business—Acquired Interests” for a description of the Acquired Interests.

Results of Operations

Our operations to date have been limited. We were incorporated in May 2017. We have not engaged in operations and have no or nominal assets or liabilities. We have no employees.

Liquidity and Capital Resources

To date, we have relied exclusively on Royalty Exchange for liquidity and capital resources. Royalty Exchange has no obligation to continue to finance our operations, and it will continue to finance our operations as determined in Royalty Exchange’s sole discretion. We are not committed to any capital expenditures. We expect that, after the closing of the offering, the payments from the Acquired Interests will sufficient to cover our operating expenses, including compliance and other administrative functions.

We believe the net proceeds from the offering together with existing cash and cash equivalents and interest thereon will be sufficient to fund our projected operating expenses for the next 12 months. However, if our operating and other expenses are higher than we expect or our cash receipts from the Acquired Interests are lower than we expect then we may also need to raise additional funds sooner.

In addition, any contracts to purchase Royalty Interests that we enter into in the future with other contract parties may require us to make substantial upfront payments to acquire the Royalty Interests. Therefore, future contracts to purchase Royalty Interests may be contingent upon us obtaining financing to fund the acquisition, and we may finance these acquisitions through the issuance of additional shares or through other financing alternatives.

Until we begin receiving a sufficient amount of cash from our Acquired Interests, if ever, we expect to finance future cash needs through public or private equity or debt offerings. Additional capital may not be available on reasonable terms, if at all. If we are unable to raise additional capital in sufficient amounts or on terms acceptable to us we may not be able to continue to acquire additional Royalty Interests and we may have to significantly delay, scale back or discontinue our operations. If we raise additional funds through the issuance of additional equity or debt securities it could result in dilution to our existing stockholders, and/or fixed payment obligations that could reduce our ability to pay dividends or otherwise fund our other operations. Furthermore, these securities may have rights senior to those of our common stock and could contain covenants that would restrict our operations and potentially impair our competitiveness, such as limitations on our ability to incur additional debt, limitations on our ability to acquire, sell or license Royalty Interests without consent and other operating restrictions that could adversely impact our ability to conduct our business.

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Significant Accounting Policies

In connection with the acquisition of the Acquired Interests, the Company expects to adopt the following significant accounting policies:

Revenue Recognition

The Company intends to recognize revenue upon cash receipt of the Royalty Interest. Due to the industry practice of reporting royalties earned on a semi-annual basis by the major record label to the Counterparties, the Company only obtains reports from the Counterparties on a semi-annual basis to report the amount of royalties. Based on historical records of the Counterparties, there is a wide variation in the amount of semi-annual royalties and, accordingly, management believes recording revenue upon the receipt of cash is preferable for future reporting.

The Counterparties have the right to conduct audits of the major record label’s calculations to ensure that all performances are included and that the appropriate royalty rates are utilized. The Counterparties have audited royalty calculations for performances through December 2011. Additional royalty recoveries based on audits will be recognized in the period in which the audit results are resolved and agreed to by the parties.

In May 2014, the Financial Accounting Standards Board issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”), which supersedes nearly all existing revenue recognition guidance under U.S. GAAP. The new guidance provides a five-step process for recognizing revenue that depicts the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The new guidance also requires expanded qualitative and quantitative disclosures related to the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers. The new guidance is effective for public companies with annual reporting periods beginning after December 31, 2017, and is to be applied either retrospectively to each prior reporting period presented or retrospectively with the cumulative effect of initially applying it recognized at the date of initial adoption. Early adoption is permitted for all entities but not before the original effective date for public entities. All other entities should apply the guidance in ASU 2014-09 to annual reporting periods beginning after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 15, 2019. All other entities may apply the guidance in ASU 2014-09 earlier as of an annual reporting period beginning after December 15, 2016, including interim reporting periods within that reporting period. Under ASU 2014-09, the Company will be required to estimate the amount of royalties on the accrual basis. The Company has elected to delay the application of new accounting standards under the provisions of our status as an emerging growth company pursuant to the JOBS Act. We will adopt this standard using the full retrospective methodology for our annual period ending on September 30, 2019 as allowed by the JOBS Act. Adoption will have a material effect on our financial statements.

Royalty Interests

The Company intends to adopt the policy of amortizing the cost of the Royalty Interests using the straight-line method over a period of 15 years. The Royalty Interests are considered a long-lived asset that is required to be reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Impairment exists for the Royalty Interests if the carrying amount exceeds the estimates of future net undiscounted cash flows expected to be generated by such assets. An impairment charge is required to be recognized if the carrying amount of the asset, or asset group, exceeds its fair value.

Off-Balance Sheet Arrangements

We did not have during the periods presented, and we do not currently have, any off-balance sheet arrangements, as defined in the rules and regulations of the SEC.

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MANAGEMENT

The following table sets forth information about our executive officers and directors as of November 9, 2017.

Name	Age	Position
Jeff Schneider	34	Chief Executive Officer and Chief Financial Officer
Matthew Smith	42	Executive Chairman
Gary Young	29	Secretary and Director

Jeff Schneider serves as our Chief Executive Officer and Chief Financial Officer, and has held such positions since our founding in May 2017. Mr. Schneider has served as President and Chief Financial Officer of Royalty Exchange since January 2016. Prior to joining Royalty Exchange, Mr. Schneider was the Chief Executive Officer of a financial publishing company, Choose Yourself Media and helped grow the business to $17 million in gross revenue. From 2012 through 2015, Mr. Schneider was also the COO at Early to Rise Publishing, a digital publishing company focused on health and wellness. After receiving an MBA from Purdue University, Mr. Schneider worked in audit and consulting for a medical device company, as well as finance management at General Electric. Mr. Schneider is a licensed CPA in the state of Minnesota.

Matthew Smith serves as Executive Chairman of our board of directors. Mr. Smith has served as Chief Executive Officer of Royalty Exchange since January 2016. Mr. Smith is an experienced entrepreneur, investor and advisor who has founded and led multiple successful businesses. He currently serves as CEO of Royalty Exchange, the leading online platform for buying and selling royalties. He previously founded several companies including a jobs portal in the late 1990’s, an ad agency, a marketing analytics business, a real estate listings portal and several niche publishing companies. Along the way, he acquired several ventures as well, including a domain registrar, an Irish pub and, most recently Royalty Exchange. Before acquiring Royalty Exchange, Matt served as CEO of Stansberry Research, a financial research firm with $200 million in annual revenue. In addition to his role at Royalty Exchange, Matt coaches and mentors entrepreneurs both individually and as an instructor at an entrepreneurial boot camp held overseas every year. He’s also a co-founder of The Atlas 400, an exclusive international social club.

Gary Young serves as our Secretary and has held such position since our founding in May 2017. Mr. Young also serves on our board of directors. Mr. Young has served as Chief of Staff of Royalty Exchange since February 2016. Mr. Young previously worked at a $150 million financial publisher from September 2015 to February 2016, where he drove revenue on the marketing team. Prior to that, Mr. Young was the founder and owner of a marketing analytics firm, Prime Analytics. Mr. Young began his career at Early to Rise Publishing as a copywriter in August 2012.

Non-Employee Directors

John Simson will serve as an independent director effective upon the closing of the offering. John Simson has been in the music industry since his signing in 1971 as a recording artist and songwriter. Mr. Simson’s career has included stints as a manager, handling the career of 5-time Grammy winner, Mary-Chapin Carpenter, special advisor to Harry Belafonte for music and television projects, and a 30-year career as an entertainment lawyer advising clients on copyright and business issues in film, television, music and the visual arts. He co-founded and served as the Executive Director of SoundExchange from 2001-2010. SoundExchange collects royalties from internet and satellite radio services on behalf of recording artists and record labels. Mr. Simson was at the forefront of the battle for artist’s rights and their ability to be paid for their work online. Mr. Simson is currently Of Counsel at Fox Rothschild and teaches the Business of Entertainment at the Kogod School of Business at American University.

David R. Hanson will serve as an independent director effective upon the closing of the offering. Mr. Hanson is Managing Partner of Hillgreen, a private investment platform, and is Managing Partner of Stearman Fund (Stearman), a private family office. In his roles at Hillgreen and Stearman, Mr. Hanson sources, evaluates, funds, and manages private- and public-investments. Prior to joining Stearman, Mr. Hanson was a Founder, Managing Partner, and Portfolio Manager of Hanson Wells Partners (“HWP”), a contrarian-oriented long-short value investing partnership, where he invested in companies in the consumer, energy, financial services, industrial, media, technology, and telecommunications industries, among others. Prior to launching HWP, Mr. Hanson was a Vice President in Investment Banking at Deutsche Bank Securities in New York. During his career at Deutsche Bank, Mr. Hanson advised public and private companies on over $5 billion of securities issuance and merger and acquisition transactions. Prior to his time at Deutsche Bank, Mr. Hanson was an investment banker at PNC Capital Markets, where he provided investment banking advisory services to consumer and commercial finance companies, among others. Mr. Hanson began his career on the mezzanine private equity team at Salem Capital Partners. He is a graduate of Wake Forest University.

Christopher D. Maxwell will serve as an independent director effective upon the closing of the offering. Mr. Maxwell is a certified public accountant. From 2002 to 2004 and 2005 to 2017, Mr. Maxwell worked at Deloitte & Touche LLP, where he was a partner from 2007 until his retirement in 2017. From 2004 to 2005 he was the corporate controller of a publicly traded real estate investment trust. From 1993 to 2002 he worked at Arthur Andersen & Co. He is a graduate of Colorado State University with a Bachelor’s of Science degree in business administration, with an emphasis in accounting. Mr. Maxwell currently teaches various accounting courses at Colorado State University and the University of Denver.

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Board Composition

Our business and affairs are organized under the direction of our board of directors, which currently consists of two members. The primary responsibilities of our board of directors are to provide oversight, strategic guidance, counseling and direction to our management. Our board of directors meets on a regular basis and on an ad hoc basis as required.

In accordance with the terms of our amended and restated certificate of incorporation and amended and restated bylaws, which will become effective immediately prior to and upon the completion of the offering, respectively, our board of directors will be elected annually to a one-year term.

The authorized size of our board of directors is currently two members and, effective as of the day immediately prior to the closing of the offering, will be increased to five members. The authorized number of directors may be changed only by resolution of our board of directors.

Director Independence

Our board of directors currently consists of two members. Our board of directors has determined that neither current member qualifies as “independent” in accordance with the Nasdaq listing standards because each current member is an executive officer of the Company. We intend to identify and appoint three independent directors prior to consummation of the offering, consisting of Mr. Simson, Mr. Hanson and Mr. Maxwell.

There are no family relationships among any of our directors or executive officers.

Board Committees

Immediately prior to the closing of the offering, our board of directors will establish an audit committee, a compensation committee and a nominating and corporate governance committee. Copies of the committee charters may be found on our website at www.royaltyflow.com and will be provided in print, free of charge, to any investor who requests a copy by submitting a written request to our Secretary at 1550 Larimer St. Suite 769, Denver, CO 80202.

The Audit Committee

Messrs. Hanson, Maxwell and Simson will serve on the audit committee effective upon the closing of the offering. Each of Mr. Hanson and Mr. Maxwell qualifies as an “audit committee financial expert.” The audit committee’s primary responsibilities will be to assist the board of directors in overseeing:

•	the Company’s accounting and financial reporting processes and internal controls as well as the audit and integrity of the Company’s financial statements;

•	the qualifications, independence and performance of the Company’s independent auditor; and

•	the Company’s compliance with applicable law, including U.S. federal securities laws and other legal and regulatory requirements

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We expect that both our independent registered public accounting firm and management will periodically meet privately with our audit committee.

We believe that the composition and functioning of our audit committee will comply with all applicable requirements of the Sarbanes-Oxley Act, and all applicable SEC and Nasdaq rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.

The Compensation Committee

Messrs. Hanson, Maxwell and Simson will serve on the compensation committee effective upon the closing of the offering. Each member of the compensation committee will be a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act, and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code (the “Code”), and will satisfy the Nasdaq independence requirements. The compensation committee will assist the board of directors in setting the compensation of our directors and executive officers and administering and implementing our incentive compensation plans and equity based plans. The compensation committee’s duties and responsibilities will include:

•	providing oversight of the compensation of our Chief Executive Officer and other executive officers;

•	administering our equity compensation plans and granting equity awards pursuant to such plans or outside of such plans; and

•	providing oversight of the Company’s compensation policies and plans and benefits programs and overall compensation philosophy.

The compensation committee will also review and discusses the Compensation Discussion and Analysis appearing in our periodic reporting documents with our management. Under our Compensation Committee Charter, the compensation committee will have the authority to retain compensation consultants. The compensation committee also will have the authority to obtain advice and assistance from our executives, internal or external legal, accounting or other advisors as it determines necessary to carry out its duties.

The compensation committee may delegate its authority to determine the amount and form of compensation paid to our non-executive employees and consultants to officers and other appropriate supervisory personnel. It may also delegate its authority (other than its authority to determine the compensation of our Chief Executive Officer) to a subcommittee of the compensation committee. Finally, to the extent permitted by applicable law, the compensation committee may delegate to one or more officers of the Company (or other appropriate personnel) the authority to recommend stock options and other stock awards for employees who are not executive officers or members of our board of directors.

The Nominating and Corporate Governance Committee

Messrs. Hanson, Maxwell and Simson will serve on the nominating and corporate governance committee effective upon the closing of the offering. The nominating and corporate governance committee’s duties and responsibilities include:

•	assisting the board of directors in identifying individuals who are qualified to become members of the board and selecting, or recommending to the board that the board select, specified individuals as director nominees;

•	developing and maintaining corporate governance policies applicable to the Company; and

•	overseeing evaluations of the board.

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The nominating and corporate governance committee will identify director candidates based on input provided by a number of sources, including members of the committee, other directors, our stockholders, members of management and third parties. The nominating and corporate governance committee will not distinguish between nominees recommended by our stockholders and those recommended by other parties. Any stockholder recommendation must be sent to the secretary of Royalty Flow Inc. at 1550 Larimer St. Suite 769, Denver, CO 80202, and must include detailed background information regarding the suggested candidate that demonstrates how the individual meets the board membership criteria discussed below. The nominating and corporate governance committee also has the authority to consult with or retain advisors or search firms to assist in the identification of qualified director candidates.

As part of the identification process, the nominating and corporate governance committee will also take into account each candidate’s business and professional skills, experience serving in management or on the board of directors of companies similar to the Company, financial literacy, independence, personal integrity and judgment. In conducting this assessment, the nominating and corporate governance committee will, in connection with its assessment and recommendation of candidates for director, consider diversity (including, but not limited to, gender, race, ethnicity, age, experience and skills) and such other factors as it deems appropriate given the then-current and anticipated future needs of the board and the Company, and to maintain a balance of perspectives, qualifications, qualities and skills on the board. The board of directors does not have a formal diversity policy for directors. However, the board of directors is committed to an inclusive membership. Although the nominating and corporate governance committee may seek candidates that have different qualities and experiences at different times in order to maximize the aggregate experience, qualities and strengths of the board members, nominees for each election or appointment of directors will be evaluated using a substantially similar process. Incumbent directors who are being considered for re-nomination are re-evaluated both on their performance as directors and their continued ability to meet the required qualifications.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics, which outlines the principles of legal and ethical business conduct under which we do business. The code is applicable to all of our directors, officers and employees and is available on our corporate website. We intend to disclose any amendments to our code of business conduct and ethics, or waivers of its requirements, on our website or in filings under the Exchange Act to the extent required by applicable rules and exchange requirements.

Limitation of Liability and Indemnification

Our certificate of incorporation and bylaws provide the indemnification of our directors and officers to the fullest extent permitted under the DGCL. In addition, the certificate of incorporation provides that our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director and that if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

As permitted by the DGCL, we have entered into or plan to enter into separate indemnification agreements with each of our directors and certain of our officers that require us, among other things, to indemnify them against certain liabilities which may arise by reason of their status as directors, officers or certain other employees. We expect to obtain and maintain insurance policies under which our directors and officers are insured, within the limits and subject to the limitations of those policies, against certain expenses in connection with the defense of, and certain liabilities that might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been directors or officers. The coverage provided by these policies may apply whether or not we would have the power to indemnify such person against such liability under the provisions of the DGCL.

We believe that these provisions and agreements are necessary to attract and retain qualified persons as our officers and directors. At present, there is no pending litigation or proceeding involving our directors or officers for whom indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

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EXECUTIVE COMPENSATION

We are required to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year End Table, as well as limited narrative disclosures regarding executive compensation for our last completed fiscal year. Our reporting obligations extend only to our “named executive officers,” who are those individuals serving as our principal executive officer and our two other most highly compensated executive officers who were serving as executive officers at the end of the last completed fiscal year. We began operations in May 2017 and, consequently, we do not have prior fiscal year data.

Employment, Severance or Change in Control Agreements

We currently do not maintain any employment, severance or change in control agreements with our officers. In addition, our officers are not entitled to any payments or other benefits in connection with a termination of employment or a change in control.

Effective upon the closing of the offering, we anticipate granting 50,000 shares of restricted common stock to each of our executive officers under our 2017 Plan (defined below), which shares will vest after six months if the executive officer remains employed by the Company. Such awards will be subject to approval by our compensation committee.

Retirement Benefits

We have not maintained, and do not currently intend to maintain, a defined benefit pension plan or nonqualified deferred compensation plan.

Compensation of Directors

Our board of directors was formed in May 2017. No obligations with respect to compensation for directors have been accrued or paid for any periods prior to such formation date or to date in 2017.

Going forward, our board of directors believes that attracting and retaining qualified non-employee directors will be critical to the future value growth and governance of our Company. Our board of directors also believes that a significant portion of the total compensation package for our non-employee directors should be equity-based to align the interest of these directors with our stockholders.

We are reviewing the non-employee director compensation packages provided by certain peer companies and intend to implement a non-employee director compensation program in connection with this offering. Currently, we anticipate issuing restricted stock units to our non-employee directors relating to 5,000 shares of our common stock upon the closing of the offering, all of which restricted stock units will be settleable solely in shares of our common stock.

Directors who are also our employees will not receive any additional compensation for their service on our board of directors.

We expect that each director will be reimbursed for (i) travel and miscellaneous expenses to attend meetings and activities of our board of directors or its committees; (ii) travel and miscellaneous expenses related to such director’s participation in general education and orientation programs for directors; and (iii) travel and miscellaneous expenses for each director’s spouse who accompanies a director to attend meetings and activities of our board of directors or any of our committees.

2017 Equity Incentive Plan

Effective upon the closing of the offering, we anticipate that our board of directors and stockholders will adopt the Royalty Flow Inc. 2017 Omnibus Incentive Plan (the “2017 Plan”) pursuant to which our employees, consultants and directors, including our named executive officers, will be eligible to receive awards. We anticipate reserving 500,000 shares of our Class A common stock for issuance under the 2017 Plan.

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Description of Awards under the 2017 Plan

Awards to Employees. Under the 2017 Plan, the compensation committee, which will administer the plan, may award to eligible employees incentive and nonqualified stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, performance units and performance shares.

Awards to Non-Employees. The compensation committee may award to eligible non-employees, including non-employee directors, non-qualified stock options, SARs, restricted stock and restricted stock units.

Stock Options

The compensation committee has discretion to award incentive stock options (“ISOs”), which are intended to comply with Section 422 of the Code, or nonqualified stock options (“NQSOs”), which are not intended to comply with Section 422 of the Code. The exercise price of an option may not be less than the fair market value of the underlying shares of common stock on the date of grant. The 2017 Plan defines “fair market value” as the closing sale price at which shares of our common stock have been sold on the principal securities exchange on which the shares are traded or, if there is no such sale on the relevant date, then on the last previous day on which there was such a sale. The maximum number of shares which may be subject to stock options granted in any fiscal year to any one participant is 200,000.

Options granted to employees under the 2017 Plan will expire at such times as the compensation committee determines at the time of the grant; provided, however, that no option will be exercisable later than ten years after the date of grant. Each option award agreement will set forth the extent to which the participant will have the right to exercise the option following termination of the participant’s employment with the Company. The termination provisions will be determined within the discretion of the compensation committee, might not be uniform among all participants and might reflect distinctions based on the reasons for termination of employment. Notwithstanding the preceding sentences, unless the terms of the award agreement or the compensation committee otherwise provide for a shorter exercise period, options must be exercised within 90 days after an employee’s termination of employment. However, if the termination is due to death or disability, the options must be exercised within one year after an employee’s termination of employment. If the termination is due to death, the ISOs may be exercised at any time during the option term. Subject to the specific terms of the 2017 Plan, the compensation committee will have discretion to set such additional limitations on such grants as it deems appropriate. The award agreement will reflect these limitations.

Upon the exercise of an option granted under the 2017 Plan, the option price is payable in full to the Company, either: (a) in cash or its equivalent, (b) if permitted in the award agreement, by tendering shares having a fair market value at the time of exercise equal to the total option price (provided that such shares have been held by the optionee for at least six months prior to their tender) or (c) by any combination of the foregoing methods of payment. The compensation committee may also allow options granted under the 2017 Plan to be exercised by a cashless exercise through a broker, as permitted under Federal Reserve Board Regulation T, by delivery of property having a fair market value equal to the exercise price, or any other means the compensation committee determines to be consistent with the 2017 Plan’s purpose and applicable law, including by cashless exercise directly with the Company whereby the Company, following its receipt of the participant’s notice of exercise, would withhold the proper number of Company shares which would have a fair market value on the date of exercise equal to the option exercise price.

Stock Appreciation Rights

The compensation committee may award SARs under the 2017 Plan upon such terms and conditions as it may establish. At the discretion of the compensation committee, the payment upon SAR exercise may be in cash, in shares of common stock of equivalent value, or in some combination thereof. The compensation committee’s determination regarding the form of payment for the exercised SAR will be set forth in the award agreement. The compensation committee may award either (i) freestanding SARs, which are SARs granted as an independent instrument and are not granted in conjunction with any stock options, or (ii) SARs in tandem with stock options (a “tandem SAR”). The election of one type of exercise prevents it from being exercised as the other type. A tandem SAR may not be granted to a non-employee director unless the related option is a NQSO. The exercise price of a freestanding SAR will equal the fair market value of a share of common stock on the date of grant, whereas the exercise price of a tandem SAR issued in connection with a stock option will equal the option price of the related option. The maximum number of shares which may be subject to SARs awarded in any fiscal year to any one participant is 200,000.

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The compensation committee will determine in its discretion the term of an SAR granted under the 2017 Plan. Each award agreement will set forth the extent to which the participant will have the right to exercise the SAR following termination of the participant’s employment with the Company. The termination provisions will be determined by the compensation committee in its sole discretion, need not be uniform among all participants and may reflect distinctions based on the reasons for termination of employment. The term of an SAR may not exceed ten years from the date of grant. Therefore, no SAR may be exercisable later than ten years after the date of award.

Except as otherwise limited by the 2017 Plan, freestanding SARs may be exercised upon whatever terms and conditions the compensation committee, in its sole discretion, imposes upon them. The compensation committee will determine the number of shares of common stock covered by and the exercise period of the SAR. Upon exercise of a freestanding SAR, the participant will receive an amount equal to the excess of the fair market value of one share of common stock on the date of exercise over the grant price, multiplied by the number of shares of stock exercised under the SAR.

In the case of a tandem SAR, the compensation committee may determine the exercise period of the SAR, except that the exercise period may not exceed that of the related option. The participant may exercise the tandem SAR when the option is exercisable and receive on exercise an amount equal to the excess of the fair market value of one share of common stock on the date of exercise over the option purchase price, multiplied by the number of shares of stock covered by the surrendered option. Upon exercise of an SAR awarded in tandem with a stock option, the number of shares of our common stock for which the related option was exercisable will be reduced by the number of shares for which the SAR was exercised.

Notwithstanding any other provision of this 2017 Plan to the contrary, with respect to a tandem SAR granted in connection with an ISO (i) the tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the tandem SAR may be for no more than 100% of the difference between the option price of the underlying ISO and the fair market value of the shares subject to the underlying ISO at the time the tandem SAR is exercised; and (iii) the tandem SAR may be exercised only when the fair market value of the shares subject to the ISO exceeds the option price of the ISO.

Restricted Stock

The compensation committee may impose restrictions and conditions as to awards of shares of restricted stock as it deems advisable. As specified in the relevant award agreement, restrictions may include a requirement that participants pay a stipulated purchase price for each share of restricted stock, restrictions based upon the achievement of specific performance goals (Company-wide, divisional and/or individual), time-based restrictions on vesting following the attainment of the performance goals and/or restrictions under applicable federal or state securities laws.

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We may retain in our possession the certificates representing shares of restricted stock until the time when all conditions and/or restrictions applicable to those shares awarded under the 2017 Plan have been satisfied. Generally, shares of restricted stock covered by each restricted stock grant made under the 2017 Plan will become freely transferable by the participant following the last day of the applicable period of restriction. However, even after the satisfaction of the restrictions and conditions imposed by the 2017 Plan and the particular award agreement, shares owned by an affiliate of the Company will be subject to restrictions on transfer under the Securities Act of 1933, as amended.

The compensation committee may choose to award shares of restricted stock under the 2017 Plan upon such terms and conditions as it may establish. The maximum number of shares which may be granted in the form of restricted stock in any one fiscal year to any one participant is 200,000. The award agreement will specify the period(s) of restriction, the number of shares of restricted stock granted, requirements that a participant pay a stipulated purchase price for each share, restrictions based upon the achievement of specific performance objectives, other restrictions governing the subject award and/or restrictions under applicable federal or state securities laws. Recipients may have the right to vote these shares from the date of grant, as determined by the compensation committee on the date of award. As determined by the compensation committee on the date of award, participants may receive dividends on their shares of restricted stock. Dividends accrued on restricted stock will be paid only if the restricted stock vests.

Each award agreement for restricted stock will specify the extent to which the participant will have the right, if any, to retain unvested restricted stock following termination of the participant’s employment with the Company. In its sole discretion, the compensation committee will make these determinations; these provisions need not be uniform among all awards of restricted stock issued under the 2017 Plan and may reflect distinctions based on reasons for termination of employment. Except in the case of terminations by reason of death or disability, restricted stock, which is intended to qualify for performance-based compensation under Section 162(m) and which is held by “covered employees” under Section 162(m), will be forfeited by the participant to the Company upon termination of employment.

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Restricted Stock Units

The compensation committee may award restricted stock units (“RSUs”). Each RSU will have a value equal to the fair market value of a share of the Company’s common stock on the date of grant. The maximum aggregate award of RSUs to any one participant during any one fiscal year will be equal to the fair market value of 200,000 shares; provided, further, that the maximum aggregate award of restricted stock and RSUs for any one fiscal year will be coordinated so that in no event will any one participant be awarded more than the fair market value of 200,000 shares taking into account all such awards. In its discretion, the compensation committee may impose conditions and restrictions on RSUs, as specified in the RSU award agreement, including restrictions based upon the achievement of specific performance goals and time-based restrictions on vesting. As determined by the compensation committee at the time of the award, settlement of vested RSUs may be made in the form of cash, shares of common stock, or a combination of cash and common stock. Settlement of vested RSUs will be in a lump sum as soon as practicable after the vesting date. The amount of the settlement will equal the fair market value of the RSUs on the vesting date. Each RSU will be credited with an amount equal to the dividends paid on a share of common stock between the date of award and the date the RSU is paid to the participant, if at all. Dividend equivalents will vest, if at all, upon the same terms and conditions governing the vesting of the RSUs under the 2017 Plan. Payment of the dividend equivalent will be paid at the same time as payment of the RSU. The holders of RSUs will have no voting rights.

Each award agreement for RSUs will specify the extent to which the participant will have the right, if any, to retain unvested RSUs following termination of the participant’s employment with the Company or, in the case of a non-employee director, service with the board. In its sole discretion, the compensation committee will make these determinations; these provisions need not be uniform among all awards of RSUs issued under the 2017 Plan and may reflect distinctions based on reasons for termination of employment or, in the case of a non-employee director, service with the board. Except in the case of terminations by reason of death or disability, RSUs awarded to participants who are “covered employees” and which are intended to qualify as performance-based compensation under Section 162(m), will be forfeited by the participant to the Company.

Performance Units/Performance Shares

The compensation committee has the discretion to award performance units and performance shares under the 2017 Plan upon such terms and conditions as it may establish, as evidenced in the relevant award agreement. The maximum aggregate payout for awards of performance shares which may be granted in any one fiscal year to any one participant will be the fair market value of 200,000 shares, whereas the maximum aggregate payout for awards of performance units which may be granted in any one fiscal year to any one participant will be $1,500,000. Performance units will have an initial value as determined by the compensation committee, whereas performance shares will have an initial value equal to one share of common stock on the date of award. At the time of the award of the performance units or shares, the compensation committee in its discretion will establish performance goals which, depending on the extent to which they are met, will determine the number and/or value of performance units or shares that will be paid out to the participant. Under the terms of the 2017 Plan, after the applicable performance period has ended, the holder of performance units or shares will be entitled to receive payout on the number and value of performance units or shares earned by the participant over the performance period. The payout on the number and value of the performance units and performance shares will be a function of the extent to which corresponding performance goals are met.

Payment of performance shares and performance units will be made in a single lump sum following the close of the applicable performance period. Upon satisfaction of the specified performance goals, the compensation committee will pay the earned performance shares in shares of Company common stock. In its discretion, the compensation committee may pay earned performance units in cash, in shares of Company stock or in a combination of cash and stock, which will have an aggregate fair market value equal to the value of the earned performance share or performance unit at the close of the applicable performance period. Participants will not be entitled to dividend or voting rights with respect to any performance shares or performance units earned but not yet distributed to a participant. Unless otherwise determined by the compensation committee, in the case of death or disability during the performance period, the participant, or his or her estate, will not be entitled to receive any payout of the performance shares or performance units. In the case of any other termination of the participant’s employment during the performance period, all performance shares and performance units intended to qualify as performance-based compensation will be forfeited by the participant.

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Adjustment and Amendments

The 2017 Plan provides for appropriate adjustments in the number of shares of Company stock subject to awards and available for future awards in the event of changes in outstanding common stock by reason of a merger, stock split, stock dividend, or certain other events.

The 2017 Plan may be modified or amended by the board at any time and for any purpose which the board deems appropriate. However, no such amendment may adversely affect any outstanding awards without the affected holder’s consent. No amendment may, without stockholder approval, (i) materially increase the benefits earned by participants under the 2017 Plan, (ii) materially increase the number of shares which may be issued under the 2017 Plan or (iii) materially modify the requirements for participation in the 2017 Plan.

Change in Control

In the event of a change in control, as defined in the 2017 Plan, generally all options and SARs granted under the 2017 Plan will become immediately exercisable; and restriction periods and other restrictions imposed on restricted stock and RSUs which are not intended to qualify as performance-based compensation under Section 162(m) under the Code will lapse. Any award intended to qualify as performance-based under Section 162(m) must be earned in accordance with the applicable award agreement.

Non-transferability

No award under the 2017 Plan may be sold, transferred, pledged, assigned or otherwise transferred in any manner by a participant except by will or by the laws of descent and distribution; and any award will be exercisable during a participant’s lifetime only by the participant or by the participant’s guardian or legal representative. These limitations may be waived by the compensation committee, subject to restrictions imposed under the SEC’s short-swing trading rules and federal tax requirements relating to incentive stock options.

Duration of the 2017 Plan

The 2017 Plan will remain in effect until all shares subject to the 2017 Plan have been purchased or acquired under the terms of the 2017 Plan, and all performance periods for performance-based awards granted under the 2017 Plan have been completed. However, no award is permitted to be granted under the 2017 Plan on or after the day prior to the tenth anniversary of the date the board approved the 2017 Plan. The board, upon recommendation of the compensation committee, may at any time amend, suspend or terminate the 2017 Plan in whole or in part for any purpose the compensation committee deems appropriate, subject, however, to the limitations referenced in “Adjustment and Amendments,” above.

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

The following table sets forth information known to us regarding the beneficial ownership of our common stock as of November 9, 2017, and as adjusted to reflect the common stock to be issued and sold by us in the offering, for:

•	each person, or group of affiliated persons, known to us to beneficially own more than 5% of our Class A common stock;

•	each of our directors and named executive officers; and

•	all of our directors and executive officers as a group.

Beneficial ownership of shares is determined under the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as indicated by footnote, and subject to applicable community property laws, we believe each person identified in the table has sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Applicable percentage ownership in the following table is based on 1,666,667 shares of Class B common stock outstanding as of November 9, 2017, all of which are convertible into shares of our Class A common stock on a one-for-one basis. We have based our calculation of the percentage of beneficial ownership and voting power after the offering on 1,466,667 shares of Class A common stock in the case of the minimum offering and 6,666,666 in the case of the maximum offering. No options or warrants were outstanding to purchase our common stock as of November 9, 2017. We intend to conduct a forward stock split in which we will issue an additional 1,666,567 shares of our Class B common stock to Royalty Exchange before the consummation of the offering, which additional shares are reflected in the table below. Unless otherwise noted below, the address of each person listed on the table is c/o Royalty Exchange, Inc., 1550 Larimer Street #769, Denver, Colorado 80202.

	Shares Beneficially Owned Before this Offering				Shares beneficially owned after this offering (assuming minimum offering)			Shares beneficially owned after this offering (assuming maximum offering)
Name of Beneficial Owner	Number	%	Voting Power %		Number	%	Voting Power %	Number	%	Voting Power %
Royalty Exchange, Inc. (1)(2)	1,666,667	100	100		1,666,667	50.8	91.2	1,666,667	19.6	71.0
Jeff Schneider(2)(3)	1,666,667	100	100		1,716,667	52.3	91.4	1,716,667	20.2	71.2
Matthew Smith(2)(3)	1,666,667	100	100		1,716,667	52.3	91.4	1,716,667	20.2	71.2
Gary Young(3)	—	—	—		50,000	3.1	*	50,000	*	*
Directors and executive officers as a group (3 persons)	1,666,667	100	100	*	1,816,667	55.3	92.0	1,816,667	21.4	71.6

_______

* Less than 1%.

(1) As of November 9, 2017, Royalty Exchange holds 100 shares of our Class B common stock, which is convertible at any time at Royalty Exchange’s option into shares of our Class A common stock on a one-for-one basis. The table reflects our intention to conduct a forward stock split in which we will issue an additional 1,666,567 shares of our Class B common stock to Royalty Exchange before the consummation of the offering.

(2) Royalty Exchange is controlled by Matthew Smith, who serves as Royalty Exchange’s Chief Executive Officer as well as the Executive Chairman of our board of directors, and Jeff Schneider, who serves as Royalty Exchange’s President and Chief Financial Officer as well as our Chief Executive Officer and Chief Financial Officer.

(3) Reflects the issuance of 50,000 restricted shares of our Class A common stock to each of Jeff Schneider, Matthew Smith and Gary Young effective as of the closing of the offering.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Related Party Transactions

We currently do not have a formal policy concerning transactions with related persons. In connection with the offering, we plan to adopt a written policy, effective upon completion of the offering, that requires all future transactions between us and any director, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of them, or any other related persons (as defined in Item 404 of Regulation S-K) or their affiliates, in which the amount involved is equal to or greater than $120,000.00, be approved in advance by our audit committee. Any request for such a transaction must first be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee is to consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to, the extent of the related party’s interest in the transaction, and whether the transaction is on terms no less favorable to us than terms we could have generally obtained from an unaffiliated third party under the same or similar circumstances.

Related Party Transactions

Described below are the transactions, and series of similar transactions, since our inception in May 2017, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Anticipated Agreements with Royalty Exchange

Royalty Exchange currently owns 100% of our voting securities. We intend to enter into an agreement with our controlling stockholder, Royalty Exchange, whereby Royalty Exchange will assign its interests in the Option Agreement to us.

Following the consummation of the offering, Royalty Exchange will continue to have a majority of the voting power. In addition, each of our current officers and directors, Jeff Schneider, Matthew Smith and Gary Young, serves as an executive officer of Royalty Exchange.

In the immediate future, we do not plan to establish independent infrastructure that is dedicated to our business and we will continue to rely on Royalty Exchange for these services in accordance with the services agreement. Therefore, we intend to enter into a services agreement with Royalty Exchange (“Shared Services Agreement”) pursuant to which Royalty Exchange will provide to us management and administrative services, including providing our executive management and other personnel as well as services relating to information technology support, brand management and other support operations, facilities, human resources, tax planning and administration, accounting, treasury and insurance. Initially, the service fee will be equal to 5% of the gross cash received by us related to our royalty portfolio (the “Service Fee”). The parties may negotiate changes to the Shared Services Agreement in good faith from time to time to the extent that the parties believe that the Service Fee is not reasonably related to the actual cost of Services in any fiscal year.

Indemnity Agreements

We plan to enter into indemnification agreements with each of our directors and executive officers, the form of which is attached as an exhibit to the offering statement of which this offering circular forms a part. The indemnification agreements and our amended and restated certificate of incorporation and amended and restated bylaws will require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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DESCRIPTION OF CAPITAL STOCK

The following is a summary of the rights of our Class A common stock, Class B common stock and preferred stock. This summary is not complete. For more detailed information, please see our certificate of incorporation and bylaws, which are filed as exhibits to the offering statement of which this offering circular is a part.

Upon the closing of the offering and the filing of our amended and restated certificate of incorporation, our authorized capital stock will consist of 12,000,000 shares of Class A common stock, par value of $0.001 per share, 2,000,000 shares of Class B common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.001 per share.

Common Stock

Outstanding Shares

As of November 9, 2017, 100 shares of our Class B common stock were outstanding and no shares of our Class A common stock or preferred stock were outstanding. Following the completion of the offering, there will be (i) 1,616,667 outstanding shares of Class A common stock, assuming the minimum number of shares is sold in the offering, or 6,816,666 outstanding shares of Class A common stock, assuming the maximum number of shares is sold in the offering, (ii) 1,666,667 outstanding shares of Class B common stock and (iii) zero outstanding shares of preferred stock.

Voting Rights

The holders of Class A common stock are entitled to one vote per share, and holders of Class B common stock are entitled to ten votes per share. The holders of Class A common stock and Class B common stock will generally vote together as a single class on all matters submitted to a vote of our stockholders, unless otherwise required by Delaware law or our certificate of incorporation. Delaware law could require holders of Class A common stock or Class B common stock to vote separately as a single class in the following circumstances:

•	if we were to seek to amend our certificate of incorporation to increase or decrease the par value of a class of our capital stock, then that class would be required to vote separately to approve the proposed amendment; and

•	if we were to seek to amend our certificate of incorporation in a manner that alters or changes the powers, preferences or special rights of a class of our capital stock in a manner that affected its holders adversely, then that class would be required to vote separately to approve the proposed amendment.

Our certificate of incorporation and bylaws do not provide for cumulative voting rights. Because of this, the holders of a plurality of the voting power of our shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose. With respect to matters other than the election of directors, at any meeting of the stockholders at which a quorum is present or represented, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at such meeting and entitled to vote on the subject matter shall be the act of the stockholders, except as otherwise required by law. The holders of a majority of the voting power of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders.

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Conversion

Each share of Class B common stock is convertible at any time at the option of the holder into one share of Class A common stock. In addition, each share of Class B common stock will convert automatically into one share of Class A common stock upon any transfer, whether or not for value, except for certain transfers described in our certificate of incorporation, including, without limitation, transfers for tax and estate planning purposes, so long as the transferring holder of Class B common stock continues to hold exclusive voting and dispositive power with respect to the shares transferred.

Once converted into a share of Class A common stock, a converted share of Class B common stock will not be reissued. Following the conversion of all outstanding shares of Class B common stock, no further shares of Class B common stock will be issued.

Dividends

Subject to preferences that may be applicable to any then outstanding preferred stock, holders of Class A common stock and Class B common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds on a pari passu basis. For more information see the section of this offering circular captioned “Dividend Policy.” If a dividend is paid in the form of Class A common stock or Class B common stock, then holders of Class A common stock shall receive Class A common stock and holders of Class B common stock shall receive Class B common stock.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of Class A common stock and Class B common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.

Rights and Preferences

Holders of Class A common stock and Class B common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to Class A common stock or Class B common stock. The rights, preferences and privileges of the holders of Class A common stock and Class B common stock are subject to and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Fully Paid and Nonassessable

All of our outstanding shares of Class B common stock are, and the shares of Class A common stock to be issued pursuant to the offering, when paid for, will be fully paid and nonassessable.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock will be Computershare Trust Company, N.A.

Preferred Stock

Upon the closing of the offering, our board of directors will have the authority, without further action by the stockholders, to issue up to 1,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, redemption rights, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of Class A common stock or Class B common stock. The issuance of preferred stock could adversely affect the voting power of holders of Class A common stock and Class B common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing change in our control or other corporate action. Upon closing of the offering, no shares of preferred stock will be outstanding, and we have no present plan to issue any shares of preferred stock.

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PLAN OF DISTRIBUTION

The Offering

We are offering a minimum of 1,466,667 shares and a maximum of 6,666,666 shares on a best efforts basis (the “Offered Shares”) by our officers and directors and through Folio to its customers, including its retail brokerage clients and its clients with custody accounts working with a third-party registered investment adviser. Our officers and directors will seek investors for the offering pursuant to Rule 3a4-1 of the Securities Exchange Act of 1934 and Regulation A. Investors wishing to subscribe for Offered Shares will open a retail brokerage account at Folio. Folio will not charge a commission for purchases by these clients who were referred to Folio by the officers and directors. Folio will be compensated for escrow, settlement and custody services, for us and all investors in the Offered Shares, as disclosed below.

We are party to a distribution agreement and an escrow and custody agreement with Folio. For its distribution/ marketing efforts, Folio will be paid 4.0% of the purchase price of the Offered Shares for which Folio brokerage clients purchase. Under the terms of the distribution agreement, we have agreed to pay for all of the costs associated with the offering, and we will reimburse Folio for out-of-pocket third-party expenses it incurs subject to a maximum of $30,000. We will approve in writing and in advance any such third-party expenses in excess of $10,000, by $5,000 increments.

In the distribution agreement, we have granted Folio a right of first refusal with respect to providing services in connection with an offer of additional securities to Folio brokerage clients. If we ask Folio to waive this right, it may charge us a waiver fee concerning the right of first refusal. Folio may waive this right of first refusal for a cash fee of up to $25,000, which is a value not in excess of 1% of this offering and may be reduced to ensure that it is not a value in excess of 5% of the underwriting compensation in an additional offering.

In the event that we terminate the distribution agreement with Folio, we will still be committed to paying the 4% commission for the Offered Shares purchased by Folio brokerage clients.

Folio is the only broker-dealer authorized by us for distribution of the Offered Shares. Folio understands that if additional broker-dealers are retained by us to participate in the offering, Folio will act as a managing placement agent and will file with FINRA to seek non-objection to any additional compensation to be paid to another broker-dealer.

This offering will start on or after the date that the offering is qualified by the SEC and will terminate at the earliest of: (i) the date on which 6,666,666 shares have been sold, (ii) April 25, 2018, or (iii) the date on which this offering is earlier terminated by us in our sole discretion (the “Termination Date”). The offering will only close if we have at least $11,000,000 in funded subscriptions for Offered Shares on the Folio platform on or before April 25, 2018. We have no right to receive investor funds before the first closing.

We may decide to close the offering early or cancel it, in our sole discretion. If we extend the offering, we will provide that information in an amendment to this offering circular. If we close the offering early or cancel it, we may do so without notice to you.

As described under “Business—Acquired Interests—Option Agreement,” the Option is exercisable in our sole and absolute discretion on or before November 15, 2017, which expiration date may only be extended with the consent of the Counterparties. The Option Agreement provides that we may raise capital from sources other than a public offering in order to fund the purchase price for the Option before the November 15, 2017 expiration date, as may be extended. If we raise capital for the purchase price from sources other than this offering, we will provide that information in an amendment to this offering circular. In the event we do raise capital other than in a public offering to fund the purchase price, the Option Agreement provides that we must conduct an initial public offering prior to April 27, 2018 and provides penalties if we do not conduct an initial public offering by that date. We will extend the offering beyond April 27, 2018 only with the consent of the Counterparties under the Option Agreement. As set forth in the Option Agreement, the requirement to conduct an initial public offering will be satisfied by the (i) sale of the minimum number of shares at the consummation of this offering and (ii) commencement of public trading of the shares on either the OTC markets or an exchange or alternative trading system reasonably acceptable to the Counterparties and, if applicable, the Company having associated with a FINRA-approved market maker, and such market maker has been approved to initiate quotations for a security (the “Public Trading”). We intend to seek such waiver if the offering will not be successfully completed, including the Public Trading, by April 27, 2018.

This offering circular will be furnished to prospective investors via download 24 hours per day, 7 days per week on the www.royaltyflow.com website.

Exchange Listing

Prior to this offering, there has been no public market for our common stock. We have applied to the Nasdaq Capital Market to list shares of our common stock under the symbol “RLTY.” Our common stock will not commence trading on the Nasdaq Capital Market until each of the following conditions are met: (i) the offering is terminated; and (ii) we have filed a post-qualification amendment to the offering statement of which this offering circular forms a part and a registration statement on Form 8-A; and such post-qualification amendment is qualified by the SEC and the Form 8-A has become effective. Pursuant to applicable rules under Regulation A, the Form 8-A will not become effective until the SEC qualifies the post-qualification amendment. We intend to file the post-qualification amendment and request its qualification immediately prior to the termination of the offering in order that the Form 8-A may become effective as soon as practicable. Even if we meet the minimum requirements for listing on the Nasdaq Capital Market, we may wait before terminating the offering and commencing the trading of our common stock on the Nasdaq Capital Market in order to raise additional proceeds. As a result, you may experience a delay between the closing of your purchase of shares of our common stock and the commencement of exchange trading of our common stock on the Nasdaq Capital Market.

If we fail to meet the minimum requirements for listing on the Nasdaq Capital Market, we will seek quotation of our common stock on an OTC market and would anticipate quotation on the OTC market to begin following the termination of this offering.

Procedures for Subscribing

We will use our existing website, www.royaltyflow.com, to provide notification of the offering. We are utilizing an online platform operated by Folio Investments, Inc. (“Folio”), a Financial Industry Regulatory Authority (“FINRA”) member and SEC-registered clearing broker-dealer, in connection with the offering. Folio is not affiliated with the Company. Investors who are purchasing Offered Shares will be required to open an account with Folio and deposit funds into such account to subscribe to the offering. We are not selling the shares through commissioned sales agents or underwriters, other than commissions payable to Folio.

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To purchase Offered Shares in the offering through the Folio platform, a prospective investor must have a brokerage account with Folio. Using the online Folio platform, prospective investors will be able to access and view offering materials, including the offering circular, and submit subscription requests to purchase Offered Shares in the offering. When submitting a subscription request, a prospective investor will be required to agree to various terms and conditions and will be required to review and electronically sign any necessary documents.

Prospective investors utilizing the Folio platform must deposit the funds intended for the purchase of Offered Shares in the offering in their Folio accounts. The funds can be provided by check, wire, Automated Clearing House (“ACH”) push, ACH pull, direct deposit, Automated Customer Account Transfer Service (“ACATS”) or non-ACATS transfer. The funds that are deposited will remain at Folio in the investors’ accounts pending instructions to release the funds when all conditions and contingencies relating to the offering have been met. Until such conditions and contingencies have been met and a closing occurs, the funds are owned and controlled by the prospective investors. The funds in the prospective investors’ Folio accounts are swept into FDIC-insured bank accounts on a daily basis as part of Folio’s cash sweep program until the conditions and contingencies of the offering are satisfied and the offering closes. This process, under which the prospective investors’ funds remain in accounts at Folio until closing of the offering occurs, complies with Exchange Act Rule 15c2-4 pursuant to a no-action letter provided to Folio by the staff of the SEC dated July 15, 2015. We shall pay Folio escrow-less closing book entry custody fees equal to 0.7% of the gross proceeds from the sale of Offered Shares through Folio and a platform fee equal to 0.3% of the gross proceeds from the sale of Offered Shares through Folio. The escrow-less closing and book entry custody fees will be subject to a non-refundable $25,000 minimum per offering. These administrative fees are not considered to be part of the “commission” Folio charges for distribution of the offering .

After all conditions and contingencies for a closing have been met, the Company will notify Folio when it wishes to conduct such closing. Pursuant to Rule 15c2-4, unless there is a closing with respect to proceeds in the offering, we will not have any access to such proceeds. We may begin accepting investment proceeds at any time beginning two days after this offering circular has been qualified by the SEC. After closing, Folio will send trade confirmations to the investors.

Under Rule 251 of Regulation A, if our common stock will not trade on a national securities exchange, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). If our common stock will not trade on a national securities exchange, a non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

How to Calculate Net Worth: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Offered Shares.

In order to purchase the Offered Shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that he or she is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this offering, if applicable.

Investment Limitations if We Do Not Obtain a Listing on a National Securities Exchange

As set forth in Title IV of the JOBS Act, there are no limits on how many shares an investor may purchase if the offering results in a listing of our common stock on the Nasdaq Capital Market or other national securities exchange. The following would apply only if we are unable to obtain a listing on a national securities exchange and we seek for our common stock to trade on a platform of the OTC markets.

Generally, in the case of trading on the over-the-counter markets, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth (please see “How to Calculate Net Worth” above). Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

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Because this is a Tier 2, Regulation A offering, most investors in the case of trading on the over-the-counter markets must comply with the 10% limitation on investment in the offering. The only type of investor in this offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act (an “Accredited Investor”). If you meet one of the following tests you should qualify as an Accredited Investor:

(i)	You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)	You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Offered Shares;

(iii)	You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

(iv)

You are an organization described in Section 501(c)(3) of the Internal Revenue Code, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Offered Shares, with total assets in excess of $5,000,000;

(v)	You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii)	You are a trust with total assets in excess of $5,000,000, your purchase of Offered Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Offered Shares; or

(viii)	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

If we are unable to obtain a listing on a national securities exchange, the subscription agreement will include a representation by the investor to the effect that, if you are not an Accredited Investor, you are investing an amount that does not exceed the greater of 10% of your annual income or 10% of your net worth (excluding your principal residence).

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SHARES ELIGIBLE FOR FUTURE SALE

Prior to the offering, there has been no public market for our common stock, and a liquid trading market for our common stock may not develop or be sustained after the offering. Future sales of our common stock in the public markets, or the availability of such shares for sale in the public markets, could adversely affect market prices prevailing from time to time. Furthermore, only a limited number of shares of our common stock may be available for sale in the public markets after the closing of the offering due to contractual, legal and other restrictions on resale. All of the shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, unless such shares are held by any of our “affiliates” as such term is defined in Rule 144 under the Securities Act.

Omnibus Incentive Plan

Before the completion of the offering, we intend to adopt an omnibus incentive plan. See “Executive Compensation—2017 Omnibus Incentive Plan.” We also intend to register the shares to be issued under such plan, and such shares will eligible for sale in the public markets, subject to Rule 144 limitations applicable to affiliates and any lock-up agreements.

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MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of the material U.S. federal income tax considerations applicable to non-U.S. holders (as defined herein) with respect to their ownership and disposition of shares of our common stock issued pursuant to this offering. All prospective non-U.S. holders of our common stock should consult their tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our common stock. In general, a non-U.S. holder means a beneficial owner of our common stock (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States or of any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•	a trust if (1) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all of the trust’s substantial decisions or (2) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

This discussion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the Code, existing U.S. Treasury Regulations promulgated thereunder, published administrative pronouncements and rulings of the U.S. Internal Revenue Service, which we refer to as the IRS, and judicial decisions, all as in effect as of the date of this offering circular. These authorities are subject to change and to differing interpretation, possibly with retroactive effect. Any change or differing interpretation could alter the tax consequences to non-U.S. holders described in this offering circular.

We assume in this discussion that a non-U.S. holder holds shares of our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances, nor does it address any alternative minimum, Medicare contribution, estate or gift tax consequences, or any aspects of U.S. state, local or non-U.S. taxes. This discussion also does not consider any specific facts or circumstances that may apply to a non-U.S. holder and does not address the special tax rules applicable to particular non-U.S. holders, such as holders that own, or are deemed to own, more than 5% of our capital stock (except to the extent specifically set forth below), corporations that accumulate earnings to avoid U.S. federal income tax, tax-exempt organizations, banks, financial institutions, insurance companies, brokers, dealers or traders in securities, commodities or currencies, tax-qualified retirement plans, holders who hold or receive our common stock pursuant to the exercise of employee stock options or otherwise as compensation, holders holding our common stock as part of a hedge, straddle or other risk reduction strategy, conversion transaction or other integrated investment, holders deemed to sell our common stock under the constructive sale provisions of the Code, controlled foreign corporations, passive foreign investment companies and certain former U.S. citizens or long-term residents.

In addition, this discussion does not address the tax treatment of partnerships (or entities or arrangements that are treated as partnerships for U.S. federal income tax purposes) or persons that hold their common stock through partnerships. If a partnership, including any entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds shares of our common stock, the U.S. federal income tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Such partners and partnerships should consult their tax advisors regarding the tax consequences of the purchase, ownership and disposition of our common stock.

There can be no assurance that a court or the IRS will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling with respect to the U.S. federal income tax consequences to a non-U.S. holder of the purchase, ownership or disposition of our common stock.

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Distributions on Our Common Stock

Distributions, if any, on our common stock generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder’s investment, up to such holder’s adjusted tax basis in the common stock. Any remaining excess will be treated as capital gain from the sale or exchange of such common stock, subject to the tax treatment described below in “Gain on Sale, Exchange or Other Disposition of Our Common Stock.” Any such distribution will also be subject to the discussion below under the heading “Foreign Accounts.”

Dividends paid to a non-U.S. holder will generally be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.

Dividends that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder within the United States, are generally exempt from the 30% withholding tax if the non-U.S. holder satisfies applicable certification and disclosure requirements. However, such U.S. effectively connected income, net of specified deductions and credits, is taxed at the same graduated U.S. federal income tax rates applicable to U.S. persons (as defined in the Code). Any U.S. effectively connected income received by a non-U.S. holder that is a corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.

To claim a reduction or exemption from withholding, a non-U.S. holder of our common stock generally will be required to provide (a) a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form) and satisfy applicable certification and other requirements to claim the benefit of an applicable income tax treaty between the United States and such holder’s country of residence, or (b) a properly executed IRS Form W-8ECI stating that dividends are not subject to withholding because they are effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States. Non-U.S. holders are urged to consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty.

A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Gain on Sale, Exchange or Other Disposition of Our Common Stock

Subject to the discussion below regarding backup withholding and foreign accounts, in general, a non-U.S. holder will not be subject to any U.S. federal income tax on any gain realized upon such holder’s sale, exchange or other disposition of shares of our common stock unless:

•	the gain is effectively connected with a U.S. trade or business of the non-U.S. holder and, if an applicable income tax treaty so provides, is attributable to a permanent establishment or a fixed base maintained in the United States by such non-U.S. holder, in which case the non-U.S. holder generally will be taxed at the graduated U.S. federal income tax rates applicable to U.S. persons (as defined in the Code) and, if the non-U.S. holder is a foreign corporation, the branch profits tax described above in “Distributions on Our Common Stock” also may apply;

•	the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty) on the net gain derived from the disposition, which may be offset by U.S. source capital losses of the non-U.S. holder, if any (even though the individual is not considered a resident of the United States); or

59

•	our common stock constitutes a U.S. real property interest because we are, or have been, at any time during the five-year period preceding such disposition (or the non-U.S. holder’s holding period, if shorter) a “U.S. real property holding corporation.” Generally, a corporation is a U.S. real property holding corporation only if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we do not believe that we are, or have been, a U.S. real property holding corporation, or that we are likely to become one in the future. Even if we are or become a U.S. real property holding corporation, provided that our common stock is regularly traded, as defined by applicable Treasury Regulations, on an established securities market, our common stock will be treated as a U.S. real property interest only with respect to a non-U.S. holder that holds more than 5% of our outstanding common stock, directly or indirectly, actually or constructively, during the shorter of the 5-year period ending on the date of the disposition or the period that the non-U.S. holder held our common stock. In such case, such non-U.S. holder generally will be taxed on its net gain derived from the disposition at the graduated U.S. federal income tax rates applicable to U.S. persons (as defined in the Code). No assurance can be provided that our common stock is or will in the future be regularly traded on an established securities market for purposes of the rules described above.

Backup Withholding and Information Reporting

We must report annually to the IRS and to each non-U.S. holder the gross amount of the dividends on our common stock paid to such holder and the tax withheld, if any, with respect to such dividends. Non-U.S. holders will have to comply with specific certification procedures to establish that the holder is not a U.S. person (as defined in the Code) in order to avoid backup withholding at the applicable rate with respect to dividends on our common stock. A non-U.S. holder generally will not be subject to U.S. backup withholding with respect to payments of dividends on our common stock if it certifies its non-U.S. status by providing a valid IRS Form W-8BEN or W-8BEN-E (or successor form) or W-8ECI, or otherwise establishes an exemption; provided we do not have actual knowledge or reason to know such non-U.S. holder is a U.S. person, as defined in the Code. Dividends paid to non-U.S. holders subject to the U.S. withholding tax, as described above in “Distributions on Our Common Stock,” generally will be exempt from U.S. backup withholding.

Information reporting and backup withholding will generally apply to the proceeds of a disposition of our common stock by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.

Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder may be allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability, if any, and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

60

Foreign Accounts

The Foreign Account Tax Compliance Act, which we refer to as FATCA, generally imposes a U.S. federal withholding tax of 30% on dividends and the gross proceeds of a disposition of our common stock paid to a “foreign financial institution” (as specifically defined for this purpose), unless such institution enters into an agreement with the U.S. government to, among other things, withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise qualifies for an exemption from these rules. A U.S. federal withholding tax of 30% also applies to dividends and will apply to the gross proceeds of a disposition of our common stock paid to a non-financial foreign entity (as defined in the Code), unless such entity provides the withholding agent with either a certification that it does not have any substantial direct or indirect U.S. owners or provides information regarding substantial direct and indirect U.S. owners of the entity, or otherwise qualifies for an exemption from these rules. The withholding provisions described above currently apply to dividends paid on our common stock and will generally apply with respect to gross proceeds of a sale or other disposition of our common stock on or after January 1, 2019.

If withholding is imposed under FATCA on a payment related to our common stock, a beneficial owner that is not a foreign financial institution and that otherwise would not be subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) generally may obtain a refund from the IRS by filing a U.S. federal income tax return (which may entail significant administrative burden). An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

61

LEGAL MATTERS

The validity of the securities we are offering has been passed upon by Hogan Lovells US LLP, Denver, Colorado.

EXPERTS

The Statements of Cash Receipts from Royalty Interests included in this offering circular have been audited by Hein & Associates LLP, independent registered public accounting firm, as set forth in their report appearing herein, and are so included in reliance upon that report given on the authority of Hein & Associates LLP as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the Offered Shares. This offering circular, which constitutes a part of the offering statement, does not contain all of the information set forth in the offering statement or the exhibits and schedules filed therewith. For further information about us and the Offered Shares, we refer you to the offering statement and the exhibits and schedules filed therewith. Statements contained in this offering circular regarding the contents of any contract or other document that is filed as an exhibit to the offering statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the offering statement. Upon the completion of the offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Exchange Act. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

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Index to Financial Statements

Royalty Flow Inc.

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Royalty Flow Inc.

We have audited the accompanying Statements of Revenue and Recoveries related to the Eminem Royalty Interests available for partial purchase by Royalty Flow Inc. (the “Company”) for each of the years in the periods ended September 30, 2011 through September 30, 2016 and for the six months ended March 31, 2017 (the “Statements”). The Statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States) and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall Statements presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the Statements referred to above present fairly, in all material respects, the Revenue and Recoveries of the Eminem Royalty Interests available for partial purchase by Royalty Flow Inc. for each of the years in the periods ended September 30, 2011 through September 30, 2016, and for the six months ended March 31, 2017 in conformity with U.S. generally accepted accounting principles.

/s/ Hein & Associates LLP

Denver, Colorado

June 26, 2017

F-2

Eminem Royalty Interests

Statements of Revenue and Recoveries

Revenue and Recoveries for 100% Ownership Interest

Year Ended September 30:	Total
2011	$9,800,897
2012	3,718,323
2013	14,530,426
2014	10,144,374
2015	4,232,731
2016	4,760,556

Six Months Ended March 31:
2017	$1,942,408

The Accompanying Notes are an Integral Part of the Statements of Revenue and Recoveries.

F-3

Eminem Royalty Interests

Notes to Statements of Revenue and Recoveries

1. Overview and Basis of Presentation

Overview. On April 27, 2017, Royalty Exchange, Inc. (the “Stockholder”) entered into an Option Agreement (the “Option”) with F.B.T. Productions LLC and Em2M LLC (collectively, the “Sellers”). The Sellers are parties to certain royalty agreements between Marshall B. Mathers III (“Eminem”) and Universal Music Group (“UMG”), a major record label specializing in marketing of music recordings and music videos (the “Royalty Agreements”). Under the Royalty Agreements, the Sellers are entitled to receive royalties and related payments that result from the use and exploitation of audio and audio-visual recordings embodying Eminem’s performances (“Performances”). The Sellers’ rights under the Royalty Agreements are referred to herein as the “Eminem Royalty Interests”.

On May 22, 2017, Stockholder formed Royalty Flow Inc. (the “Company”) as its wholly-owned subsidiary. The Option is expected to be assigned from Stockholder to the Company, and in connection with the transfer, the Company will reflect a related-party payable to Stockholder for repayment of the Option deposit. Pursuant to the Option, the Company has the right to acquire a passive interest in the Royalty Agreements, whereby the Company may elect to acquire either a 15% interest for $9,750,000, or a 25% interest for $18,750,000. The Option provided for a non-refundable holding payment of $50,000 that will be applied against the purchase price if the Option is exercised. The Option provides the right to exercise on or before November 15, 2017, subject to earlier termination by the Sellers if certain milestones toward completion of an initial public offering are not achieved. Upon the closing of the Option, the Company will be entitled to receive its share of Sellers’ interest under the Royalty Agreements, including future audit recoveries, beginning immediately after the Option is exercised.

Basis of Presentation. Under the Royalty Agreements, UMG accumulates world-wide transaction information that gives rise to royalty obligations based on the Performances and the contractual rates in effect. UMG reports royalties earned for semi-annual periods ending on the last day of June and December of each year (referred to as “Recurring Royalties”). The royalty reports and related payments are generally submitted by UMG within three months after the end of such periods.

The Sellers have the right to conduct audits of UMG’s calculations to ensure that all Performances are included and that the appropriate royalty rates are utilized.

The Sellers have historically entered into litigation to assert claims of copyright infringement to protect their rights to receive the full amount of royalties they are entitled to under the Royalty Agreements. A significant litigation settlement was received in 2012 and reflected in the year ended September 30, 2013, and the Sellers continue to assert claims through litigation through June 2017. However, no assurance can be provided that the Sellers will continue to receive net proceeds from future litigation settlements.

Due to the industry practice of reporting royalties on a semi-annual basis and due to a wide variation in the amounts reported each period, it is not practicable to accurately estimate royalties and recoveries using the accrual basis of accounting. Accordingly, the Eminem Royalty Interests are reported by the Sellers using the cash basis of accounting whereby Recurring Royalties, audit recoveries and litigation settlements are recognized in the period that cash is received.

F-4

2. Semi-Annual Royalty Reporting

The table below presents the semi-annual cash receipts by reporting period for royalties and recoveries related to the 100% ownership interest of Sellers which is the basis for the amounts presented in the accompanying Statements of Revenue and Recoveries:

Revenue and Recoveries for 100% Ownership Interest
Cash Received During Six Months Ended	Universal Music Group Reporting Period for Six Months Ended	Total
March 31, 2011	June 30, 2010	$3,407,891
March 31, 2011	December 31, 2010	4,032,402
September 30, 2011	June 30, 2011	2,360,604
March 31, 2012	December 31, 2011	1,568,774
September 30, 2012	June 30, 2012	2,149,549
September 30, 2013	December 31, 2012	12,969,711
September 30, 2013	June 30, 2013	1,560,715
March 31, 2014	December 31, 2013	2,034,003
September 30, 2014	June 30, 2014	8,110,371
March 31, 2015	December 31, 2014	2,317,429
September 30, 2015	June 30, 2015	1,915,302
March 31, 2016	December 31, 2015	1,631,102
September 30, 2016	June 30, 2016	3,129,454
March 31, 2017	December 31, 2016	1,942,408

3. Option Exercise Scenario for 15% Ownership Interest

Assuming the Company exercises the alternative to acquire a 15% ownership interest, the following represents the pro rata share of revenue and other recoveries associated with Sellers’ interest shown in Note 2:

Revenue and Recoveries for 15% Ownership Interest
Cash Received During Six Months Ended	Universal Music Group Reporting Period for Six Months Ended	Total
March 31, 2011	June 30, 2010	$511,184
March 31, 2011	December 31, 2010	604,860
September 30, 2011	June 30, 2011	354,091
March 31, 2012	December 31, 2011	235,316
September 30, 2012	June 30, 2012	322,432
September 30, 2013	December 31, 2012	1,945,457
September 30, 2013	June 30, 2013	234,107
March 31, 2014	December 31, 2013	305,100
September 30, 2014	June 30, 2014	1,216,556
March 31, 2015	December 31, 2014	347,614
September 30, 2015	June 30, 2015	287,295
March 31, 2016	December 31, 2015	244,665
September 30, 2016	June 30, 2016	469,418
March 31, 2017	December 31, 2016	291,361

F-5

4. Option Exercise Scenario for 25% Ownership Interest

Assuming the Company exercises the alternative to acquire a 25% ownership interest, the following represents the pro rata share of revenue and other recoveries associated with Seller’s interest shown in Note 2:

Revenue and Recoveries for 25% Ownership Interest
Cash Received During Six Months Ended	Universal Music Group Reporting Period for Six Months Ended	Total
March 31, 2011	June 30, 2010	$851,973
March 31, 2011	December 31, 2010	1,008,101
September 30, 2011	June 30, 2011	590,151
March 31, 2012	December 31, 2011	392,193
September 30, 2012	June 30, 2012	537,387
September 30, 2013	December 31, 2012	3,242,428
September 30, 2013	June 30, 2013	390,179
March 31, 2014	December 31, 2013	508,501
September 30, 2014	June 30, 2014	2,027,593
March 31, 2015	December 31, 2014	579,357
September 30, 2015	June 30, 2015	478,826
March 31, 2016	December 31, 2015	407,775
September 30, 2016	June 30, 2016	782,364
March 31, 2017	December 31, 2016	485,602

F-6

UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

ROYALTY FLOW INC.

On April 27, 2017, Royalty Exchange, Inc. (the “Stockholder”) entered into an Option Agreement (the “Option”) with F.B.T. Productions LLC and Em2M LLC (collectively, the “Sellers”). The Sellers are parties to certain royalty agreements between Marshall B. Mathers III (“Eminem”) and Universal Music Group (“UMG”), a major record label specializing in marketing of music recordings and music videos (the “Royalty Agreements”). Under the Royalty Agreements, the Sellers are entitled to receive royalties and related payments that result from the use and exploitation of audio and audio-visual recordings embodying Eminem’s performances (“Performances”). Under the Royalty Agreements, UMG accumulates world-wide transaction information that gives rise to royalty obligations based on the Performances and the contractual rates in effect. UMG reports royalties earned for semi-annual periods ending on the last day of June and December of each year. The royalty reports and related payments are generally submitted by UMG within three months after the end of such periods.

Royalty Flow Inc. (the “Company” or “RF”) was incorporated on May 22, 2017. The Option is expected to be assigned by the Stockholder to the Company for a payable to a related party for $50,000, the amount of Option deposit as discussed below. Pursuant to the Option, the Company has the right to acquire a passive interest in the Royalty Agreements, whereby the Company may elect either a 15% interest for $9,750,000 or a 25% interest for $18,750,000. The Option provides for a non-refundable holding payment of $50,000, which was paid by Stockholder at the time the Option was executed and that will be applied against the purchase price if the Option is exercised. The Option provides the right to exercise on or before November 15, 2017, subject to earlier termination by the Sellers if certain milestones toward completion of an initial public offering are not achieved. Upon the closing of the Option, the Company will be entitled to receive the 15% or 25% share, as applicable, of Sellers’ interest under the Royalty Agreements beginning with the first payment date that occurs after the Option is exercised. Upon the closing of the Option, Royalty Flow’s interest in the Royalty Agreements is referred to herein as the “Royalty Interests.”

The pro forma financial information gives effect to the consummation of the offering for the issuance of a minimum of 1,466,667 shares of common stock at the estimated offering price of $7.50 per share. Since the offering is on a best efforts basis, the accompanying pro forma financial information does not give effect to the maximum offering proceeds or to the closing of the Option to acquire 25% of the Royalty Interests. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed financial information are described in the accompanying notes. The unaudited pro forma condensed financial information has been presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position that would have been achieved had the Royalty Interests been acquired on the dates indicated. Further, the unaudited pro forma condensed financial information does not purport to project the future operating results or financial position of the Company. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of this unaudited pro forma condensed financial information and are subject to change as additional information becomes available and analyses are performed.

The Company was formed on May 22, 2017, and will be a public company upon consummation of the equity offering described above. Except for a nominal amount of formation costs, the Company has not incurred any general and administrative expenses to date. Management expects to incur general and administrative expense, including public company costs, ranging from $150,000 to $300,000 after completion of the equity offering. However, since these costs are to be incurred in the future and are not factually supportable, the Company has not given pro forma effect to such costs in the accompanying unaudited condensed pro forma information.

As discussed above, the Company was only recently formed and has not commenced operations and has nominal assets and liabilities. Accordingly, the Company’s financial statements as of May 31, 2017, and for the period from inception on May 22, 2017 through May 31, 2017, have not been included herein and have been excluded from the accompanying pro forma financial information.

F-7

ROYALTY FLOW INC.

Unaudited Pro Forma Condensed Balance Sheet

May 31, 2017

(Dollars in Thousands)

	Pro Forma Adjustments
	Equity Issuances		Acquisition	Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$10,568	(B)	$(9,700)	$868
Long-term assets:
Option deposit	50	(A)	(50)	—
Royalty Interests			9,750	9,750
Total assets				$10,618

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$50	(A)		$50

Stockholders’ equity:
Common Stock	3	(B)		3
Additional paid-in capital	10,565	(B)		10,565
Total stockholders’ equity				10,568
Total liabilities and stockholders’ equity				$10,618

See accompanying notes to unaudited pro forma condensed financial information.

F-8

ROYALTY FLOW INC.

Unaudited Pro Forma Condensed Statement of Operations

For the Eight Months Ended May 31, 2017

(Dollars in Thousands, Except Per Share Amounts)

	Pro Forma Adjustments		Pro Forma
Revenue from Royalty Interests	$291	(AA)	$291
Amortization of Royalty Interests	433	(BB)	433

Loss before income taxes			(142)

Income tax benefit	10	(CC)	10
Net loss			$(132)

Earnings (loss) per share (basic and diluted)			$(0.04)

Weighted average number of shares outstanding (basic and diluted)	3,133,234	(DD)	3,133,234

See accompanying notes to unaudited pro forma condensed financial information.

F-9

ROYALTY FLOW INC.

Unaudited Pro Forma Condensed Statement of Operations

For the Year Ended September 30, 2016

(Dollars in Thousands, Except Per Share Amounts)

	Pro Forma Adjustments		Pro Forma
Revenue from Royalty Interests	$714	(AA)	$714
Amortization of Royalty Interests	650	(BB)	650

Income before income taxes			64

Income tax expense	(10	(CC)	(10)
Net income			$54

Earnings per share (basic and diluted)			$0.02

Weighted average number of shares outstanding (basic and diluted)	3,133,234	(DD)	3,133,234

See accompanying notes to unaudited pro forma condensed financial information.

F-10

ROYALTY FLOW INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

1. Basis of Pro Forma Presentation

The unaudited pro forma condensed balance sheet at May 31, 2017 gives effect to the (i) minimum net equity offering proceeds of $10,568,000 after deduction of estimated offering costs of $432,000, (ii) contribution by Stockholder of the Option, and (iii) exercise of the Option to acquire 15% of the Royalty Interests for $9,750,000. The pro forma adjustments are given effect as if such transactions had been consummated on May 31, 2017.

The unaudited pro forma condensed statements of operations give effect to the transactions discussed above as if such transactions had been consummated on October 1, 2015, for each of (i) the eight months ended May 31, 2017, and (ii) the year ended September 30, 2016. The pro forma condensed statements of operations and balance sheet conform to the accounting policies expected to be adopted by the Company. The unaudited pro forma condensed financial information has been prepared by accounting for the Royalty Interests as an acquisition of an asset. Significant accounting policies expected to be adopted with respect to the Royalty Interests are set forth in Note 2.

The historical financial statements have been adjusted in the unaudited pro forma condensed financial information to give pro forma effect to events that are: (1) directly attributable to the acquisition of the Royalty Interests; (2) factually supportable; and (3) with respect to the statement of operations, expected to have a continuing impact on the future results of operations.

2. Significant Accounting Policies

In connection with the acquisition of the Royalty Interests, the Company expects to adopt the following significant accounting policies that have been implemented in the preparation of these pro forma financial statements:

Revenue Recognition

The Company intends to recognize revenue upon cash receipt of the Royalty Interest. Due to the industry practice of reporting royalties earned on a semi-annual basis by the major record label to the Sellers, the Company only obtains reports from the Sellers on a semi-annual basis to report the amount of royalties. Based on historical records of the Sellers, there is a wide variation in the amount of semi-annual royalties and, accordingly, management believes the recording revenue upon receipt of cash is preferable for future reporting.

The Sellers have the right to conduct audits of the major record label’s calculations to ensure that all Performances are included and that the appropriate royalty rates are utilized. The Sellers have audited royalty calculations for Performances through December 2011. Additional royalty recoveries based on audits will be recognized in the period in which the audit results are resolved and agreed to by the parties.

F-11

In May 2014, the Financial Accounting Standards Board issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”), which supersedes nearly all existing revenue recognition guidance under U.S. GAAP. The new guidance provides a five-step process for recognizing revenue that depicts the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The new guidance also requires expanded qualitative and quantitative disclosures related to the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers. The new guidance is effective for public companies with annual reporting periods beginning after December 31, 2017, and is to be applied either retrospectively to each prior reporting period presented or retrospectively with the cumulative effect of initially applying it recognized at the date of initial adoption. Early adoption is permitted for all entities but not before the original effective date for public entities. All other entities should apply the guidance in ASU 2014-09 to annual reporting periods beginning after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 15, 2019. All other entities may apply the guidance in ASU 2014-09 earlier as of an annual reporting period beginning after December 15, 2016, including interim reporting periods within that reporting period. Under ASU 2014-09, the Company will be required to estimate the amount of royalties on the accrual basis. The Company has elected to delay the application of new accounting standards under the provisions of its status as an emerging growth company as defined in the Jumpstart our Business Startups Act of 2012 (the “JOBS Act”). The Company will adopt this standard using the full retrospective methodology for its annual period ending on September 30, 2019 as allowed by the JOBS Act. Adoption will have a material effect on the Company’s financial statements.

Royalty Interests

The Company intends to adopt the policy of amortizing the cost of the Royalty Interests using the straight-line method over a period of 15 years. The Royalty Interests are considered a long-lived asset that is required to be reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Impairment exists for the Royalty Interests if the carrying amount exceeds the estimates of future net undiscounted cash flows expected to be generated by such assets. An impairment charge is required to be recognized if the carrying amount of the asset, or asset group, exceeds its fair value.

3. Adjustments to Unaudited Pro Forma Condensed Balance Sheet

(A) Transfer of Option from Stockholder. Gives effect to the anticipated assignment of the Option from Stockholder to the Company as if it occurred on May 31, 2017. In connection with the transfer, the Company will reflect a related-party payable to Stockholder for repayment of the Option deposit. Accordingly, a pro forma adjustment reflects the historical cost of the Option of $50,000.

(B) Minimum Net Proceeds from Equity Offering. A pro forma adjustment assumes the minimum equity offering is completed as if it occurred on May 31, 2017, whereby the Company issues 1,466,667 shares of the Company’s common stock at the Offering Price of $7.50 per share, resulting in gross proceeds from the offering of $11,000,000 and issues an additional 1,666,567 shares of our Class B common stock to Royalty Exchange. Estimated costs of the offering of $432,000 are assumed to be paid from the gross proceeds, resulting in net proceeds of $10,568,000. After reflecting a pro forma adjustment for the par value of the common stock of $3,133, the remainder of the net proceeds of $10,564,867 is allocated to additional paid-in capital.

(C) Exercise of Option to Acquire a 15% Interest in the Royalty Agreements. A pro forma adjustment assumes that the Company exercises the Option to acquire a 15% interest for $9,750,000. The pro forma adjustment reflects an offset of the Option consideration of $50,000, resulting in a net cash payment for $9,700,000 as required under the Option to purchase a 15% interest in the Royalty Agreements as if it occurred on May 31, 2017. Due to the Company’s adoption of the cash basis of reporting royalty revenue, none of the purchase price for the 15% interest in the Royalty Agreements is allocated to receivables for royalties earned before the acquisition date.

F-12

4. Adjustments to Unaudited Pro Forma Condensed Statements of Operations

(AA) Revenue from Royalty Interests. Revenue from Royalty Interests is derived from the historical records obtained from the Sellers as set forth in Note 2 of the Statements of Cash Receipts from Royalty Agreements appearing elsewhere herein. Such historical records report royalties earned on a semi-annual basis with payments generally received by the Sellers within three months after the close of the reporting period. With respect to 15% ownership of the Royalty Interests, the table below summarizes the historical semi-annual payments as if the Option was exercised on October 1, 2015 along with the Company’s revenue recognition calculations (in thousands):

	15% Ownership of the Royalty Interests
Revenue Reporting Period	Cash Receipt Details			Eight Months Ended May 31,	Year Ended September 30,
For Six Months Ended	Month	Amount		2017	2016
December 31, 2015	March 2016	$245	(1)	$—	$245
June 30, 2016	September 2016	469	(1)	—	469
December 31, 2016	March 2017	291	(1)	291	—
Total				$291	$714

____________

(1)	Represents prorated revenue based on a 15% ownership interest in the Royalty Interests for this reporting period.

(BB) Amortization of Acquisition Cost of Royalty Interests. The cost of the 15% ownership of the Royalty Interests discussed in Note 3(C) is being amortized using the straight-line method over 15 years. Accordingly, a pro forma adjustment for $433,000 is recognized for the eight months ended May 31, 2017, and $650,000 is recognized for the year ended September 30, 2016, as if the Option was exercised on October 1, 2015.

(CC) Income Tax Expense. A pro forma adjustment for income tax expense, as if the Option was exercised on October 1, 2015, is recognized based on the U.S. Federal statutory corporate tax rates that range from 15% to 34%, and estimated state income tax rates of 5%. For the year ended September 30, 2016, the effective tax rate was 16% due to the impact of lower graduated rates applicable to income before income taxes of $64,000. Based on a loss before income taxes of $142,000 for the eight months ended May 31, 2017, the tax benefit was limited to the amount of income tax expense of $10,000 recognized for the year ended September 30, 2016. Due to the Company’s limited operating history, further income tax benefits were not considered realizable for the eight months ended May 31, 2017.

(AA) Weighted Average Shares Outstanding. The calculation of pro forma weighted average number of shares outstanding gives effect to 1,466,667 shares of common stock issued based on the minimum net proceeds from the equity offering and the issuance of an additional 1,666,567 shares of our Class B common stock to Royalty Exchange as discussed in Note 3(B), as if the offering occurred on October 1, 2015.

F-13

Royalty Flow Inc.

Minimum Offering of 1,466,667 Shares

Maximum Offering of 6,666,666 Shares

              , 2017

Part III - Exhibits

EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of Securities Distribution Agreement with Folio Investment, Inc.
2.1+	Certificate of Incorporation of Royalty Flow Inc.
2.2+	Bylaws of Royalty Flow Inc.
2.3+	Form of Amended and Restated Certificate of Incorporation of Royalty Flow Inc. (to be effective upon the closing of this offering).
2.4+	Form of Amended and Restated Bylaws of Royalty Flow Inc. (to be effective upon the closing of this offering).
3.1+	Form of Stock Certificate for Class A Common Stock.
3.2+	Form of Stock Certificate for Class B Common Stock.
6.1+	Option Agreement, dated April 27, 2017, by and between Royalty Exchange, Inc., F.B.T. Productions LLC and Em2M LLC.
6.2+	Form of Shared Services Agreement by and between Royalty Exchange, Inc. and Royalty Flow Inc.
6.3+	Form of Royalty Flow Inc. 2017 Omnibus Incentive Plan.
6.4+	Form of Restricted Stock Award Agreement for 2017 Omnibus Incentive Plan.
6.5+	Form of Restricted Stock Unit Award Agreement for 2017 Omnibus Incentive Plan.
6.6+	Form of Indemnification Agreement for Non-Employee Directors. (incorporated by reference to Exhibit 6.4 to our Form 1-A filed on September 25, 2017 (File No. 024-10745))
8.1+	Form of Escrow Services and Custody Agreement with Folio Investments, Inc.
11.1*	Consent of Hein & Associates LLP.
11.2+	Consent of Hogan Lovells US LLP (included in Exhibit 12.1).
12.1+	Opinion of Hogan Lovells US LLP.
13.1+	“Testing the waters” materials.
15.1+	Draft offering statement previously submitted pursuant to Rule 252(d).
15.2+	Correspondence previously submitted pursuant to Rule 252(d).

________

* Filed herewith.

+ Previously filed.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on  November 9, 2017.

Royalty Flow Inc.

By:	/s/ Jeff Schneider
Name:	Jeff Schneider
Title:	Chief Executive Officer and Chief Financial Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeff Schneider	Chief Executive Officer and Chief Financial Officer	November 9, 2017
Jeff Schneider	(Principal Executive, Financial and Accounting Officer)

/s/ Matthew Smith	Executive Chairman	November 9, 2017
Matthew Smith

/s/ Gary Young	Director	November 9, 2017
Gary Young

III-2